Exhibit 10.30

Share Sale and Purchase Agreement - SiliconAurora Pty Ltd

1414 Degrees Limited ACN 138 803 620

Vast Solar Aurora Pty Ltd ACN 660 141 168

Vast Solar Pty. Ltd. ACN 136 258 574

DMAW Lawyers Pty Ltd [***] [***] P [***] ABN 26 169 621194 [***] Liability limited by a scheme approved under professional standards legislation

Contents

Part 1 - Preliminary		4
1.	Definitions	4
2.	Interpretation	8
Part 2 - Sale and purchase of Sale Shares		9
3.	Sale and purchase	9
4.	Purchase Price	9
5.	Payment of Purchase Price	9
6.	Property and risk	9
Part 3 - Before Completion		10
7.	Nomination of Directors	10
8.	Intercompany Payables	10
Part 4 - Completion		10
9.	Completion	10
10.	Buyer’s obligations at Completion	10
11.	Seller’s obligations at Completion	10
12.	Interdependency	11
Part 5 - Warranties		11
13.	Warranties	11
14.	Seller’s Warranties	11
15.	Warranty qualifications	12
16.	Buyer’s warranties	12
17.	Buyer’s acknowledgements	13
Part 6 - Agreement Claims and limitations		14
18.	Notice of Agreement Claim	14
19.	General limitations on Agreement Claims	14
20.	Limitation on Agreement Claims	16
21.	Maximum liability of the Parties	17
22.	Limitations do not apply	17
Part 7 - Call Option		17
23.	Grant of Call Option	17
Part 8 - Security		19
24.	Dealing with Sale Shares	19
25.	Security	19

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Part 9 - Parent Guarantee		20
26.	Consideration	20
27.	Guarantee	21
28.	Indemnity	21
29.	Payments	21
30.	Continuing guarantee and indemnity	21
31.	Enforcement against the Guarantor	22
Part 10 - General		22
32.	Payment	22
33.	Interest on unpaid monies	22
34.	GST	22
35.	Consents and approvals	23
36.	Confidentiality	23
37.	Public announcements and communications	24
38.	Assignment	24
39.	Amendment	24
40.	No waiver	24
41.	No merger	24
42.	Further action	24
43.	Entire agreement	24
44.	Contribution	25
45.	Execution and counterparts	25
46.	Notice	25
47.	Governing law	26
48.	Duty	26
49.	Costs	26
Schedule 1 - Seller’s Warranties		27
Schedule 2 - Notice of Exercise of Call Option		30
Schedule 3 - CSP Assets		31
Annexure - Index to Data Room Materials		33

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Parties

Party 1

1414 Degrees Limited ACN 138 803 620 of [***] (Seller)

Party 2

Vast Solar Aurora Pty Ltd ACN 660 141 168 of [***] (Buyer)

Party 3

Vast Solar Pty. Ltd. ACN 136 258 574 of [***] (Guarantor)

Introduction

A.	The Company was incorporated in the Australian Capital Territory on 26 June 2015.

B.	The Company holds development approval (DA 010/V061/17 V3) (Development Approval) for the greenfield hybrid power plant development known as Aurora Energy Project located 30km north of Port Augusta, South Australia (Project).

C.	The Seller is the legal and beneficial owner of the Sale Shares.

D.	The Seller has agreed to sell, and the Buyer has agreed to buy, the Sale Shares on the terms set out in this agreement.

Operative clauses

Part 1- Preliminary

1.	Definitions

Unless otherwise specified, in this agreement:

Agreement Claim has the meaning given in clause 18;

Agreement Date means the date of execution of this agreement by all parties;

ASIC means the Australian Securities and Investments Commission;

Assets means all assets (tangible and intangible) owned by the Company as at the Agreement Date, including:

(a)	the Company’s interest in the Project; and

(b)	the assets listed in Schedule 3;

Authority means:

(a)	a government, whether federal, state, territorial or local;

(b)	a department, office or minister of a government acting in that capacity; or

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(c)	a commission, delegate, instrumentality, agency, board or other governmental, semi-governmental, judicial, administrative, monetary or fiscal authority, whether statutory or not;

Balance Payment means $900,000;

Business Day means any day except a Saturday or a Sunday or other public holiday or bank holiday in South Australia or New South Wales;

Business Records means all financial statements, financial records, documents and other records in respect of the Company and the Assets;

Call Option has the meaning given in clause 23.2;

Claim means any claim, cost, damages, debt, expense, tax, liability, loss, allegation, suit, action, demand, cause of action, proceeding or judgment of any kind;

Company means SiliconAurora Pty Ltd ACN 606 360 169 of [***];

Completion means completion of the sale and purchase of the Sale Shares in accordance with this agreement;

Completion Date means the date that is 10 Business Days after the Agreement Date, or any other date that the parties agree in writing;

Consequential Loss means, in respect of a breach or other act or omission, any loss or damage:

(a)	which does not arise naturally or in the usual course of things from the breach, act or omission; or

(b)	which constitutes, or arises from or in connection with, a loss of revenue, profit or opportunity, loss of goodwill or loss of business reputation, even if that loss arises naturally or in the usual course of things from that breach, act or omission;

Corporations Act means the Corporations Act 2001 (Cth);

Data Room means the electronic SharePoint data room maintained by the Seller (and to which the Buyer has been provided access) known as “AuroraEnergyProject”, providing information relevant to the transactions the subject of this agreement, and located at:

[***];

Data Room Material means the documents and information disclosed in the Data Room prior to the Agreement Date, an index of which is annexed to this agreement;

Deferred Payment means $1,500,000;

Deferred Payment Date has the meaning given in clause 5.3;

Director means a director of the Company;

Distress Event means the happening of any of the following events in relation to a body corporate:

(a)	the body corporate becomes a Chapter 5 body corporate under the Corporations Act;

(b)	without limiting paragraph (a), a controller, administrator, receiver, receiver and manager or analogous person is appointed to the body corporate or any of the body corporate’s property or any steps are taken for the appointment of such a person (except where the steps taken are reversed or abandoned within 10 Business Days);

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(c)	any steps are taken (including, without limitation, the making or passing of an application, order or resolution) with respect to the appointment of a liquidator or provisional liquidator for the winding up of the body corporate (unless those steps are stayed, withdrawn or dismissed within 10 Business Days);

(d)	the body corporate is taken to have failed to comply with a statutory demand within the meaning of section 459F of the Corporations Act;

(e)	the body corporate is or becomes, or its directors state that it is, or has become, unable to pay its debts as and when they become due and payable; or

(f)	any steps are taken to deregister the body corporate under the Corporations Act (except where the steps taken are reversed or abandoned within 10 Business Days);

Encumbrance means any mortgage, pledge, lien, hypothecation, charge or other form of Security Interest or interest in the nature of a Security Interest (but excludes any such interest in favour of the Buyer) (and encumber has a corresponding meaning);

Government Authority means any federal, state, territory, county, municipality, district, local or other jurisdiction of any nature, or any political subdivision thereof, federal, state, local, municipal, foreign or other government, or government or governmental, quasi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity of any nature (including any governmental division, department, agency, commission, instrumentality, official, organisation, body or other entity and any court, arbitrator or other tribunal) having jurisdiction or a function in relation to the Company or the Assets or the subject matter of this agreement;

GST has the same meaning as it does in the GST Act;

GST Act means the A New Tax System (Goods and Services Tax) Act 1999 (Cth) and associated legislation and regulations;

GST Group has the same meaning as is given to that term in the GST Act;

Immediately Available Funds means bank cheque or telegraphic or other electronic means of transfer of cleared funds into a bank account nominated in advance by the payee;

Initial Payment means $100,000;

Intercompany Payable means:

(a)	any money owing by the Company to the Seller or a related body corporate of the Seller (other than 50% of the amount referred to at SC 7.2 of the Shareholders Agreement); and

(b)	any money owing by the Seller or a related body corporate of the Seller to the Company;

Listing Rules means, in respect of a party, the listing rules of a recognised securities exchange, to the extent that party or its related body corporate is bound by those rules;

Loss includes any loss, damage, cost, charge, liability or expense (including legal costs and expenses);

NEL means the National Electricity Law, as set out in the National Electricity (South Australia) Act 1996 (SA);

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NEM Rules means the National Electricity Rules made under the National Electricity Law;

Network Service Provider means a network service provider as defined in the NEL;

PPSR means the ‘register’ as defined in the Personal Property Securities Act 2009 (Cth);

Purchase Price means the sum of:

(a)	the Initial Payment plus the Balance Payment; and

(b)	the Deferred Payment (if it becomes payable in accordance with this agreement);

Project has the meaning given in paragraph B of the Introduction;

Project Lease has the meaning given in the Tripartite Agreement;

Sale Shares mean the number of shares that comprise 50% of the fully paid ordinary shares in the capital of the Company as at Completion;

Security Interest means:

(a)	any security interest under the Personal Property Securities Act 2009 (Cth), mortgage, charge, pledge, lien, retention of title arrangement, set-off arrangement or other arrangement having the same or equivalent commercial effect as a grant of security; or

(b)	any agreement to create or give rise to any interest or arrangement of the type referred to in paragraph (a);

Shareholders Agreement mean a shareholders agreement in relation to the Company, executed by the parties and the Company on or about the date of this agreement;

Site means the portion of the property comprised in Crown Lease Volume 6181 Folio 119, formerly known as Crown Lease Volume 1436 Folio 40, that is referred to as the ‘Surrender Area’ in the Tripartite Agreement;

Tax means any tax, duty, fee or penalty imposed by any Government Authority, including income tax, gross receipts, licence, employment, severance, occupation, premium, windfall profits, intangible, environmental, capital stock, profits, franchise, withholding, social security, disability, real estate, personal property, fringe benefits tax, capital gains tax, goods and services tax, stamp duty, payroll tax, bank debit tax, sales, use, transfer, value added, registration, alternative or add-on minimum, customs and excise, council rates, land tax, emergency services levy, water and sewerage rates, and/or any other tax or similar governmental charge or any kind including any interest, penalties or additions to tax, whether disputed or not, and any obligation to indemnify, assume or succeed to the liability of any other person in respect of any of the above tax, fee, duty or penalty;

Tax Warranty means the warranties set out at paragraph 9 of Schedule 1;

Title Warranty means the warranties set out at paragraphs 1, 2 and 3 of Schedule 1; and

Transaction Document means:

(a)	this agreement;

(b)	the Shareholders Agreement; and

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(c)	any other deed, instrument or document to which the Seller and the Buyer are parties at any time (whether alone or with other parties) which is expressed to be, or is agreed by the parties to that deed, instrument or document to be, a Transaction Document for the purpose of this agreement or any other Transaction Document;

Tripartite Agreement means the amended and restated tripartite agreement in relation to the Project between the Company, Buckleboo Nominees Pty Ltd as trustee for the David Michael Family Trust and The Minister for Environment and Water for and on behalf of the Crown in Right of the State of South Australia dated 18 March 2022, as disclosed in the Data Room, as amended from time to time;

Warranties means the warranties given pursuant to Part 5 of this agreement and Warranty means any of them.

2.	Interpretation

In this agreement, unless the context otherwise requires:

2.1	the Introduction is correct;

2.2	headings do not affect interpretation;

2.3	singular includes plural and plural includes singular;

2.4	words of one gender include any gender;

2.5	a reference to time is a reference to Adelaide, Australia time;

2.6	a reference to “dollars”, “$A”, “A$” or “$” is a reference to Australian currency;

2.7	a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

2.8	a reference to a clause, paragraph, schedule or annexure is to a clause or paragraph of, or schedule or annexure to, this agreement, and a reference to this agreement includes any schedule or annexure;

2.9	reference to a person includes a corporation, body corporate, joint venture, association, government body, firm and any other entity;

2.10	a reference to a party is to a party to this agreement, and a reference to a party to an agreement includes the party’s executors, administrators, successors and permitted assigns and substitutes;

2.11	a reference to this agreement includes this agreement as varied, supplemented, assigned or novated from time to time;

2.12	a provision must not be construed against a party only because that party prepared it;

2.13	a provision must be read down to the extent necessary to be valid. If it cannot be read down to that extent, it must be severed;

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2.14	the meaning of general words or provisions shall not be limited by references to specific matters that follow them (for example, introduced by words such as “including” or “in particular”) or precede them or are included elsewhere in this agreement;

2.15	if a thing is to be done on a day which is not a Business Day, it must be done on the next Business Day;

2.16	another grammatical form of a defined expression has a corresponding meaning; and

2.17	an expression defined in the Corporations Act has the meaning given by that Act at the date of this agreement.

Part 2 - Sale and purchase of Sale Shares

3.	Sale and purchase

The Seller must sell, and the Buyer must buy, the legal and beneficial interest in the Sale Shares, free from Encumbrances, at Completion, on the terms and conditions of this agreement.

4.	Purchase Price

The consideration for the Sale Shares is the Purchase Price.

5.	Payment of Purchase Price

5.1	The Buyer must pay the Initial Payment to the Seller at or before Completion.

5.2	The Buyer must pay the Balance Payment to the Seller within 30 days after Completion.

5.3	The Buyer must pay the Deferred Payment to the Seller within 30 days (Deferred Payment Date) of the Company (or its Subsidiary) receiving a written offer to connect from the relevant Network Service Provider under clause 5.3.6 of the NEM Rules (Deferred Payment Trigger), and for the sake of clarity, the Deferred Payment will not become payable if the Deferred Payment Trigger is not met and/or both the Buyer and the Seller are satisfied (acting reasonably) that the Deferred Payment Trigger will not in the future be met.

5.4	Nothing in this clause 5 precludes the Buyer from paying the Deferred Payment at any time before it becomes payable under clause 5.3 if it chooses to do so in order to release the Security Interest created under clause 25.1, provided the Initial Payment and the Balance Payment have been paid and provided also that if the Deferred Payment Trigger is subsequently not met and/or both the Buyer and the Seller are satisfied (acting reasonably) that the Deferred Payment Trigger will not in the future be met, the Seller shall on written demand refund the Deferred Payment so paid to the Seller.

6.	Property and risk

Property and risk in the Sale Shares passes to the Buyer at Completion.

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Part 3 - Before Completion

7.	Nomination of Directors

No later than the Agreement Date, the Buyer must give written notice to the Seller and the Company of the details of the two persons that the Buyer wishes to appoint as Directors, together with consents to act signed by those persons.

8.	Intercompany Payables

The Seller must ensure that, before Completion, all Intercompany Payables are repaid, capitalised or otherwise forgiven, released and discharged.

Part 4- Completion

9.	Completion

Completion will take place at 11:00am (Adelaide time) on the Completion Date at the offices of DMAW Lawyers ([***]) or such other time and place agreed in writing between the parties.

10.	Buyer’s obligations at Completion

At or before Completion, the Buyer must:

10.1	pay the Initial Payment to the Seller;

10.2	deliver to the Seller, an original counterpart (duly executed by the Buyer) of:

(a)	this agreement; and

(b)	the Shareholders Agreement.

11.	Seller’s obligations at Completion

At or before Completion, the Seller must:

11.1	provide evidence to the satisfaction of the Buyer (acting reasonably) that as at Completion, all Intercompany Payables have been fully repaid, forgiven or converted to fully-paid ordinary shares in the Company;

11.2	deliver to the Buyer:

(a)	an original counterpart (duly executed by the Seller) of:

(i)	this agreement; and

(ii)	the Shareholders Agreement;

(b)	share transfer forms in respect of the Sale Shares, in registrable form and in favour of the Buyer, duly executed by the Seller; and

(c)	an electronic copy of the Data Room Materials (saved on USB device or similar);

11.3	deliver to the Company original share certificates for the Sale Shares (or declarations in respect of lost certificates);

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11.4	cause the Company to pass resolutions (with effect from Completion) to:

(a)	approve the registration of the transfer of Sale Shares, subject only to the payment of any applicable duty;

(b)	approve the cancellation of the share certificate(s) in the name of the Seller in respect of the Sale Shares and approve the issue of new share certificates for the:

(i)	Sale Shares in the name of the Buyer; and

(ii)	remaining shares held by the Seller after the transfer of the Sale Shares to Buyer, in the name of the Seller; and

(c)	approve the appointments of the Buyer-nominated Directors, provided a consent to act has been received by the Company for each such person pursuant to clause 7.

12.	Interdependency

12.1	The parties’ obligations at Completion are interdependent and must be carried out contemporaneously. No delivery or payment will be deemed to have been made until all deliveries and payments under clauses 10 and 11 have been made and all actions under clauses 10 and 11 on Completion will be deemed to take place simultaneously.

12.2	If the Seller or the Buyer does not comply with all of their obligations at Completion, the other party may require, upon which each party must:

(a)	return every thing delivered, and repay every amount paid, to them at Completion; and

(b)	do all things necessary to reverse any action taken at Completion.

Part 5 - Warranties

13.	Warranties

13.1	Each Warranty is given as at the date or dates specified in relation to that Warranty.

13.2	No Warranty is limited by any other Warranty.

13.3	Each Warranty is also a representation.

13.4	Each party enters into this agreement and will Complete this agreement in reliance on the Warranties.

13.5	The Warranties remain in full force and are binding notwithstanding Completion.

14.	Seller’s Warranties

The Seller represents and warrants to the Buyer that each warranty set out in Schedule 1 is true and correct and not misleading in any material respect.

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15.	Warranty qualifications

Each Warranty given by the Seller is subject to and qualified by any fact, matter or circumstance:

15.1	that was known to the Buyer (or any of its shareholders or officers) as at the Agreement Date or which the Buyer could reasonably be expected to know as at the Agreement Date having regard to the expertise of the Buyer and its representatives and advisers, including in each case as a result of its due diligence investigations;

15.2	provided for or disclosed in this agreement;

15.3	disclosed in, provided for, or ascertainable from, the Data Room Material;

15.4	disclosed in writing to the Buyer or its representatives and advisers by or on behalf of the Seller in connection with the due diligence investigations carried on by the Buyer and its representatives and advisers before the Agreement Date;

15.5	that would have been revealed by an inspection or search of:

(a)	the PPSR, any public register or records kept by ASIC or any other Government Authority; or

(b)	any information generally available to the public,

in each case conducted on the Business Day before the Agreement Date, whether or not the Buyer has actual knowledge of those matters,

which is contrary to or inconsistent with the Warranty, and the Seller will not be liable for a breach of the Warranty due to the fact, matter or circumstance contradicting or being inconsistent with the Warranty.

16.	Buyer’s warranties

The Buyer represents and warrants to the Seller that, as at the Agreement Date and at Completion:

16.1	it has not entered into this agreement in its capacity as a trustee of any trust;

16.2	it is a corporation duly organised and validly existing under the laws of Australia and is in good standing under such laws;

16.3	it has the full corporate power and lawful authority to enter into this agreement and to consummate and perform its obligations under this agreement and each document necessary to give effect to this agreement (Completion Documents);

16.4	it has taken all necessary action to authorise the execution, deliver and performance of this agreement and the Completion Documents;

16.5	the execution, delivery and performance of this agreement by the Buyer does not, and will not in the case of the Completion Documents, violate, breach or result in a contravention of its constituent documents, or any laws by which it is bound, or any authorisation, ruling, judgment or order by any Government Authority by which it is bound, or any other agreement, undertaking or instrument by which it is bound;

16.6	this agreement constitutes a legal, valid and binding obligation on the Buyer enforceable in accordance with its terms; and

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16.7	it is not subject to a Distress Event.

17.	Buyer’s acknowledgements

The Buyer acknowledges and agrees that:

17.1	to the maximum extent permitted by law, all representations and warranties implied by law in this agreement are excluded;

17.2	except as expressly provided for in this agreement, the Seller does not give any representations or warranties about anything including the completeness of any information provided to the Buyer about the Company, the Sale Shares, the Project or the Assets;

17.3	as at the Agreement Date, the Buyer and its shareholders and officers did not have knowledge of any fact, matter or circumstance which they considered (acting reasonably) may result, or give rise, to an Agreement Claim;

17.4	it has made and has relied on its own searches, investigations and enquiries in respect of the Company, Sale Shares, Project and Assets, including as part of its due diligence investigations, and has satisfied itself of the results of those searches, investigations and enquiries;

17.5	subject to the Warranties, it has not relied on any information supplied by the Seller or any of the Seller’s officers, representatives and agents, except to the extent that such information is expressly included in this agreement;

17.6	as part of its due diligence investigations and enquiries in respect of the Company, the Sale Shares, the Project and the Assets, it and its representatives and advisers have had access to all documents and information they have requested from the Seller;

17.7	irrespective of whether or not the Buyer’s due diligence was as full or exhaustive as the Buyer would have wished, it has nevertheless independently and without the benefit of any inducement, representations or warranty (other than the Warranties) from the Seller determined to enter into this agreement;

17.8	the Seller will not be liable for any Loss of, or Claim by, the Buyer, arising from or relating to any statement, representation, warranty, promise, undertaking or agreement in connection with the sale of the Sale Shares made by or on behalf of the Seller or resulting from or implied by conduct made in the course of communications or negotiations in connection with the sale of the Sale Shares not expressly set out in this agreement;

17.9	the Seller gives no representations or warranties whatsoever about future matters, including the future financial position or performance of the Company or the Project; and

17.10	any forecast, forward looking statement or other statement as to the future made by or on behalf of the Seller or resulting from or implied by conduct made in the course of communications or negotiations in connection with the sale of the Sale Shares may involve significant elements of subjective judgment and assumption as to future events which may or may not be correct, and there are usually differences between forecasts and actual results because events and actual circumstances frequently do not occur as forecast and these differences may be material.

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Part 6 - Agreement Claims and limitations

18.	Notice of Agreement Claim

If a party has any Claim under or in connection with this agreement (Agreement Claim) against the other party, then the first party (Claimant) must give notice in writing to the second party (Respondent) within 10 Business Days of becoming aware of the circumstances giving rise to such Agreement Claim, setting out reasonable particulars to identify the nature and scope of the Agreement Claim and the Claimant’s estimate of the monetary value of the Agreement Claim (Claim Notice).

19.	General limitations on Agreement Claims

19.1	The Seller is not liable to the Buyer for any Agreement Claim:

(a)	if the liability for the Agreement Claim is a contingent liability, unless and until that liability is an actual liability and is due and payable;

(b)	to the extent that the Loss giving rise to the Agreement Claim is Consequential Loss;

(c)	to the extent that the Agreement Claim arises from any act or omission of the Buyer or the Company after Completion;

(d)	to the extent that the Loss in relation to an Agreement Claim results from the Buyer’s failure to use reasonable endeavours to mitigate its Loss;

(e)	to the extent that the Agreement Claim would not have arisen but for a material restructure of the Company or Project after Completion;

(f)	to the extent any Loss giving rise to an Agreement Claim or the Agreement Claim is caused or contributed to by any action expressly permitted by this agreement or any document contemplated by or related to it;

(g)	to the extent the Buyer receives, or is entitled to receive, compensation for the Loss giving rise to the Agreement Claim, whether under an insurance policy, indemnity or otherwise;

(h)	to the extent that any Loss giving rise to an Agreement Claim or the Agreement Claim is attributable to:

(i)	the passing of, or any change in any law, decision, administrative practice or policy (including any change in any law, decision, administrative practice or policy, which takes effect retrospectively); or

(ii)	the change in any interpretation of any law, decision, administrative practice or policy (including any change in interpretation which takes effect retrospectively),

after the Agreement Date;

(i)	to the extent that the Agreement Claim or Loss arises from the Company taking a position in relation to the application of a Tax law or regulation that is inconsistent with the position taken by the Company before Completion, unless the Company is required to adopt an inconsistent position to comply with a Tax law or regulation;

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(j)	to the extent that the Agreement Claim arises or is increased as a result of action taken or not taken by the Seller at the request, and with the prior approval, of the Buyer; and

(k)	if the breach is capable of remedy and has been remedied within 20 Business Days after the Seller receives written notice of the Agreement Claim, to the reasonable satisfaction of the Buyer.

19.2	The Buyer is not liable to the Seller for any Agreement Claim (other than Claims for the payment of the Purchase Price):

(a)	if the liability for the Agreement Claim is a contingent liability, unless and until that liability is an actual liability and is due and payable;

(b)	to the extent that the Loss giving rise to the Agreement Claim is Consequential Loss;

(c)	to the extent that the Agreement Claim arises from any act or omission of the Buyer or the Company after Completion;

(d)	to the extent that the Loss in relation to an Agreement Claim results from the Seller’s failure to use reasonable endeavours to mitigate its Loss;

(e)	to the extent that the Agreement Claim would not have arisen but for a material restructure of the Company or Project after Completion;

(f)	to the extent any Loss giving rise to an Agreement Claim or the Agreement Claim is caused or contributed to by any action expressly permitted by this agreement or any document contemplated by or related to it;

(g)	to the extent the Seller receives, or is entitled to receive, compensation for the Loss giving rise to the Agreement Claim, whether under an insurance policy, indemnity or otherwise;

(h)	to the extent that any Loss giving rise to an Agreement Claim or the Agreement Claim is attributable to:

(i)	the passing of, or any change in any law, decision, administrative practice or policy (including any change in any law, decision, administrative practice or policy, which takes effect retrospectively); or

(ii)	the change in any interpretation of any law, decision, administrative practice or policy (including any change in interpretation which takes effect retrospectively),

after the Agreement Date;

(i)	to the extent that the Agreement Claim or Loss arises from the Company taking a position in relation to the application of a Tax law or regulation that is inconsistent with the position taken by the Company before Completion, unless the Company is required to adopt an inconsistent position to comply with a Tax law or regulation;

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(j)	to the extent that the Agreement Claim arises or is increased as a result of action taken or not taken by the Buyer at the request, and with the prior approval, of the Seller; and

(k)	if the breach is capable of remedy and has been remedied within 20 Business Days after the Buyer receives written notice of the Agreement Claim, to the reasonable satisfaction of the Seller.

19.3	If the Seller pays to the Buyer an amount to settle or discharge an Agreement Claim and the Buyer subsequently recovers any amount or receives any benefit which is referrable to that Agreement Claim or any fact, matter or circumstance giving rise to the Agreement Claim then the Buyer must pay to the Seller an amount equal to the lesser of:

(a)	the amount actually recovered or the value of the tangible benefit received (less all reasonable costs and expenses of recovery); and

(b)	the amount paid by the Seller to settle or discharge the Agreement Claim.

20.	Limitation on Agreement Claims

20.1	The Respondent is not liable to the Claimant for any Agreement Claim unless:

(a)	the Claimant has provided to the Respondent a Claim Notice that:

(i)	meets the requirements of clause 18; and

(ii)	is given within 12 months after Completion;

(b)	a proceeding is filed with a court of competent jurisdiction in respect of the Agreement Claim, and validly served on the Respondent, within six (6) months after the later of:

(i)	the date of receipt by the Respondent of the Claim Notice; and

(ii)	the date a sufficient number of written notices of Agreement Claims by the Claimant for, or in connection with, Agreement Claims have been received by the Respondent which in aggregate exceed the minimum Agreement Claims threshold referred to in clause 20.1(c); and

(c)	the amount finally agreed or adjudicated to be payable in respect of that Agreement Claim exceeds $50,000, or the aggregate amount finally agreed or adjudicated to be payable in respect of all Agreement Claims exceeds $100,000.

20.2	An Agreement Claim will be taken to be waived or withdrawn and will be barred and unenforceable (if it is not previously satisfied, settled or withdrawn) if the Claimant does not comply with clauses 20.1(a) and 20.1(b).

20.3	This clause 20 does not apply in respect of Claims for:

(a)	payment of the Purchase Price or any portion of it; or

(b)	breach of Part 7 (Call Option).

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21.	Maximum liability of the Parties

21.1	The Seller’s aggregate liability in respect of:

(a)	an Agreement Claim in respect of a breach of a Title Warranty or a Tax Warranty, is limited to $1,000,000; or

(b)	all other Agreement Claims, is limited to $500,000,

and for the avoidance of doubt the Seller’s maximum aggregate liability for any and all Agreement Claims cannot exceed $1,000,000 when taking into account the claims under clauses 21.1(a) and (b).

21.2	The Buyer’s aggregate liability in respect of all Agreement Claims other than Claims for the payment of the Purchase Price is limited to $500,000.

22.	Limitations do not apply

None of the qualifications or limitations in this Part 6 applies to any Agreement Claim by a Claimant to the extent that it arises out of, or is increased as a result of, any fraud, wilful default or wilful concealment by the Respondent.

Part 7 - Call Option

23.	Grant of Call Option

23.1	Shareholder approval

If Completion has occurred, at its next annual general meeting the Seller:

(a)	must seek shareholder approval:

(i)	by one or more ordinary resolutions, for all issues and agreements to issue equity securities (which for clarity does not include the Call Option) counted for the purpose of variable ‘C’ in the formula in Listing Rule 7.1 as at the date of the annual general meeting; and

(ii)	by a special resolution, for the 10% placement facility in listing rule 7.1A,

(General Approval); and

(b)	may, but is not required to, seek shareholder approval for the grant of the Call Option for the purpose of Listing Rule 7.1 (Specific Approval),

and the Seller will forthwith provide written notice to the Buyer of the resolution of the shareholders in relation to the approvals sought under clauses 23.1(a) and, if relevant, 23.1(b).

23.2	Grant of Call Option

If Completion has occurred, with effect from the next Business Day after the conclusion of the Seller’s next annual general meeting, the Seller grants to the Grantee an option for the Grantee or its nominee (which must be an Australian-registered company) (Nominee) to subscribe for the Option Shares on the terms set out in this clause 23.

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23.3	Call Option exercise

The Call Option may be exercised by the Grantee at any time during the Option Period (the commencement of which Option Period will be notified to the Buyer in writing) paying, or causing its Nominee to pay, the Exercise Price to the Seller and delivering to the Seller a Notice of Exercise duly executed by the Grantee (or the Grantee and its Nominee, as the case may be), specifying the number of Shares into which the Call Option is being converted, which number must be no more than the number of Shares calculated as follows:

(a)	if neither General Approval nor Specific Approval are obtained:

N × 6%

or

(b)	if General Approval or Specific Approval (or both) are obtained:

N × 9.9%

where N equals the number of Shares on issue immediately prior to the issue of Shares pursuant to the exercise of the Call Option.

23.4	Issue of Shares

The Seller will issue the Option Shares within 10 Business Days after the receipt by the Seller from the Grantee of a properly executed Notice of Exercise together with payment of the Exercise Price.

23.5	Call Option expiry

The Call Option will automatically expire at 11:59pm on the Expiry Date unless it has been exercised before then.

23.6	Other terms

(a)	The Grantee may not exercise the Call Option at any time while the Buyer is in material unremedied breach of a Transaction Document.

(b)	The Call Option is not transferrable other than in accordance with this clause 23.

(c)	The Call Option may only be exercised once.

(d)	No certificate or holding statement will be issued in respect of the Call Option.

(e)	The issued Option Shares will rank in all respects on equal terms with the existing Shares.

(f)	The Call Option will not entitle the holder to participate in any new issue of securities by the Seller, unless the Call Option has been duly exercised prior to the relevant record date.

(g)	The Buyer and the Seller acknowledge and agree that the Buyer holds the rights of the Buyer and the Grantee under this Part 7 for the benefit of the Grantee, and the Grantee is entitled to enforce such rights as though it were a party to this agreement.

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23.7	Definitions

In this clause 23:

(a)	Exercise Price means $0.16 multiplied by the number of Option Shares;

(b)	Expiry Date means the earlier of:

(i)	end of the Option Period; or

(ii)	the date that is 18 months after the date of this agreement;

(c)	Grantee means AGCentral Pty Ltd ACN 053 901 518;

(d)	Listing Rules means the Listing Rules of ASX Limited;

(e)	Nominee has the meaning given in clause 23.2;

(f)	Notice of Exercise means a notice substantially in the form set out in Schedule 2;

(g)	Option Period means the period beginning on the date of execution of a connection agreement by or on behalf of the Company (or its Subsidiary or nominee) and the relevant Network Service Provider (or its Subsidiary or nominee) pursuant to clause 5.3.7 of the NEM Rules in respect of Stage 1 and ending at 11:59pm on the earlier of:

(i)	90 days after that date; or

(ii)	the Expiry Date;

(h)	Option Shares means the number of Shares notified by the Buyer to the Seller pursuant to the exercise of the Call Option under clause 23.3; and

(i)	Shares means fully paid ordinary shares in the Seller.

Part 8 - Security

24.	Dealing with Sale Shares

Until such time as the security interest under clause 25 is discharged under clause 25.7 or clause 5.4 (as the case may be), the Buyer must not assign, transfer or otherwise deal with the whole or any part of the Sale Shares, without the prior written consent of the Seller (except as required under the Transaction Documents).

25.	Security

25.1	As security for the Buyer’s obligation to pay the Balance Payment and the Deferred Payment in accordance with this agreement (if the Deferred Payment is payable), the Buyer grants the Seller a security interest in the Sale Shares (Collateral Shares) until it is discharged under clause 25.7. If for any reason it becomes necessary to determine the nature of the security interest, it is a fixed charge over the Collateral Shares.

25.2	The parties acknowledge and agree that the security interest created by this agreement attaches to the Collateral Shares in accordance with the PPSA upon Completion.

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25.3	The Buyer must immediately upon acquisition of the Collateral Shares deliver to the Seller the original share certificate for the Collateral Shares and do all things and execute all further documents reasonably requested by the Seller, at the Seller’s cost, to provide the Seller with control over the Collateral Shares in accordance with the PPSA.

25.4	The Buyer consents to the Seller perfecting its security interest in the Collateral Shares created by this agreement by registration under the PPSA and agrees to do anything reasonably requested by the Seller, at the Seller’s cost, to enable it to do so.

25.5	The Buyer waives its right to receive any notice under the PPSA (including notice of a verification statement) in relation to the registration of the security interest in the Collateral Shares created by this agreement on the Personal Property Securities Register unless the notice is required by the PPSA and cannot be excluded.

25.6	Where the Buyer is in default of its obligation to pay either the Balance Payment or the Deferred Payment under this agreement and the Buyer remains in default after the Seller has provided the Buyer with notice of that default and a period of seven days in which to remedy it by making the outstanding payment, the security interest under this clause 25 becomes immediately enforceable and the Seller:

(a)	may do anything in respect of the Collateral Shares that the Buyer could do; and

(b)	has all other powers conferred by statute, law, equity and otherwise in respect of the Collateral Shares.

25.7	The security interest under this clause 25 is a continuing security. It is discharged only by notice in writing from the Seller to the Buyer. The Seller must provide such notice promptly following the earliest to occur of any of the following events (failing which the notice will be deemed to have been provided upon the earliest of the following events to occur):

(a)	when the Buyer has paid both the Balance Payment and the Deferred Payment to the Seller in accordance with this agreement; or

(b)	where both:

(i)	the Buyer has paid the Balance Payment to the Seller in accordance with this agreement; and

(ii)	the Deferred Payment has not become payable, and the Deferred Payment cannot to the satisfaction of both parties (acting reasonably) in the future become payable, by the Buyer to the Seller in accordance with this agreement.

Part 9 - Parent Guarantee

26.	Consideration

The Guarantor acknowledges that the Seller is acting in reliance on the Guarantor incurring obligations and giving rights under the guarantee given in this Part 9 (Parent Guarantee).

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27.	Guarantee

27.1	The Guarantor unconditionally and irrevocably guarantees to the Seller the performance by the Buyer of all of its obligations under this agreement (Guaranteed Obligations).

27.2	If the Buyer fails to perform the Guaranteed Obligations in full and on time in accordance with the terms of this agreement, the Guarantor agrees to comply with the Guaranteed Obligations on demand from the Seller.

28.	Indemnity

28.1	The Guarantor:

(a)	unconditionally and irrevocably indemnifies the Seller against any loss, liability or claim which may be incurred or sustained by the Seller in connection with any default or delay by the Buyer in the due and punctual performance of any of the Guaranteed Obligations, including any loss, liability or claim incurred or sustained in connection with the enforcement of the Parent Guarantee; and

(b)	agrees to pay amounts due under this clause 28 on demand from the Seller.

28.2	The Seller need not incur expense or make payment before enforcing this right of indemnity.

28.3	Notwithstanding any other provision of this agreement, the maximum liability of the Guarantor pursuant to this agreement (including in connection with the Guaranteed Obligations) shall be no greater than the liability of the Buyer to the Seller in respect of any default of the Buyer in the due performance of the Guaranteed Obligations.

29.	Payments

The Guarantor agrees to make payments under this Part 9:

29.1	in full without set-off or counterclaim, and without any deduction in respect of tax except to the extent such deduction is required by law;

29.2	in Australian dollars in Immediately Available Funds.

30.	Continuing guarantee and indemnity

This Part 9:

30.1	extends to cover this agreement as amended, varied or replaced, provided that the Guarantor has consented to such amendment, variation or replacement;

30.2	is a principal obligation and is not to be treated as ancillary or collateral to another right or obligation;

30.3	is independent of and not in substitution for or affected by any other security interest or guarantee or other document or agreement concerning the Guaranteed Obligations; and

30.4	is a continuing guarantee and indemnity and remains in full force and effect for so long as the Buyer has any liability or obligation to the Seller with respect to the Guaranteed Obligations and until all of those liabilities or obligations have been fully discharged.

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31.	Enforcement against the Guarantor

Except as provided for under this agreement, the Guarantor waives any right it has of first requiring the Seller to commence proceedings or enforce any other right against the Buyer or any other person before claiming from the Guarantor under the Parent Guarantee.

Part 10 - General

32.	Payment

All payments under this agreement must be made in Immediately Available Funds.

33.	Interest on unpaid monies

If any monies payable under this agreement are not paid on or before the relevant due date for payment, then interest is payable on the amount due from but excluding that due date to and including the date on which the moneys are paid. The rate of interest is a rate equal to the Cash Rate Target published by the Reserve Bank of Australia from time to time plus 5% per annum. Interest will be calculated on a daily basis and compounded monthly.

34.	GST

34.1	This clause applies if a party makes a taxable supply (within the meaning of any law imposing GST) in connection with this agreement for consideration unless such consideration is expressly provided to be “GST inclusive”.

34.2	Subject to this clause, the consideration payable by a party represents the value of the taxable supply.

34.3	Subject to clause 34.5, the party liable to pay for the taxable supply must also pay, at the same time and in the same manner as the value is otherwise payable, a further amount calculated by multiplying:

(a)	the amount otherwise payable; by

(b)	the GST rate for the time being.

34.4	If a payment to a party under this agreement is a reimbursement or indemnification, calculated by reference to a loss, cost or expense incurred by that party, then the payment will be reduced by the amount of any input tax credit to which that party is entitled on the acquisition of the supply for which that loss, cost or expense is incurred. The party is assumed to be entitled to full input tax credits unless it demonstrates that its entitlement is otherwise prior to the date on which payment must be made by the other party.

34.5	A party’s right to payment under this clause is subject to a valid tax invoice being delivered to the party liable to pay for the taxable supply.

34.6	If a person is a member of a GST Group references to GST which the person must pay and to input tax credits to which the person is entitled include GST which the representative member of the GST Group must pay and input tax credits to which the representative member is entitled.

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35.	Consents and approvals

35.1	Unless otherwise provided, a party may give or withhold its determination, consent, agreement, authorisation or approval:

(a)	in that party’s absolute discretion;

(b)	with or without conditions and without giving reasons;

(c)	when that party chooses.

35.2	A party’s determination, consent, agreement, authorisation or approval is valid only if it is in writing and signed by that party or its authorised representative.

36.	Confidentiality

36.1	A party (using party) may only use Confidential Information of another party:

(a)	if necessary to perform the using party’s obligations, or enforce the using party’s rights, under this agreement; or

(b)	if the other party consents to the use.

36.2	A party (disclosing party) may only disclose Confidential Information of another party:

(a)	to the disclosing party’s professional advisers;

(b)	if required by law or the Listing Rules;

(c)	if necessary to perform the disclosing party’s obligations or exercise the disclosing party’s rights under this agreement;

(d)	if the other party consents to the disclosure;

(e)	if and to the extent the information is publicly available other than by a breach of the disclosing party of this agreement, or any other agreement;

(f)	if the information is already in the possession of the disclosing party or comes into the possession of the disclosing party other than by breach of this agreement, or any other agreement; or

(g)	to the extent reasonably necessary to seek debt finance or equity investment to progress the Project, or in relation to a potential third party acquisition of the whole or part of an interest in the Project or the Company, provided the disclosure is to a person subject to equivalent obligations of confidentiality and the other party has been informed of the disclosure.

36.3	In this clause 36, the term “Confidential Information” means:

(a)	any term of this agreement;

(b)	trade secrets, know-how, financial data, accounting information, statistics, research, scientific, technical, product, market or pricing information of a party or relating to a party’s systems, business, employees or contractors;

(c)	any other information belonging to a party that is marked “confidential”; and

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(d)	any other information belonging to a party which is of a confidential nature.

37.	Public announcements and communications

Except if required by law or the Listing Rules, no party may make a public announcement or public communication of any kind (including, but not limited to, media announcements) in connection with, or regarding the existence of, the terms of this agreement or any matter contemplated by this agreement without first consulting the other party.

38.	Assignment

A party may only assign its rights or obligations under this agreement with the written consent of the other party.

39.	Amendment

This agreement may only be amended in writing signed by the parties.

40.	No waiver

40.1	A party may only waive a breach of this agreement in writing signed by that party or its authorised representative.

40.2	A waiver is limited to the instance referred to in the writing (or if no instance is referred to in the writing, to past breaches).

41.	No merger

The rights and obligations under this agreement do not merge on completion of any transaction contemplated by this agreement.

42.	Further action

42.1	Each party must do all things necessary to carry out this agreement, including:

(a)	executing documents; and

(b)	ensuring its employees and agents perform their obligations.

42.2	A party must not do anything that will prevent this agreement from being carried out.

43.	Entire agreement

43.1	This document records the entire agreement between the parties about its subject matter.

43.2	The parties exclude all terms implied by law, where possible.

43.3	Neither party has given any warranty or made any representation to the other party about the subject matter of this agreement, other than those warranties and representations appearing in this document.

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44.	Contribution

Damages for any breach of this agreement are reduced to the extent that the claimant caused or contributed to the damage.

45.	Execution and counterparts

45.1	Each party agrees that:

(a)	execution of this agreement by electronic signatures (including other verifiable forms of electronic acceptance) is appropriate in the circumstances and consents to such methods of execution;

(b)	by its officers applying their electronic signatures (or complying with the requirements of any other verifiable form of electronic acceptance), that party will have indicated its willingness to be bound by the terms of this agreement.

45.2	This agreement may be executed in any number of counterparts. A counterpart may be a scanned PDF format or a document created by any other means of legible electronic production.

45.3	Together all counterparts make up one document.

45.4	If this agreement is executed in counterparts, it takes effect when each party has received the counterpart executed by each other party, or would be deemed to have received it if a notice.

46.	Notice

46.1	Notice must be in writing and in English, and may be given by an authorised representative of the sender.

46.2	Notice may be given to a person:

(a)	personally;

(b)	by leaving it at the person’s address last notified;

(c)	by sending it by pre-paid mail to the person’s address last notified;

(d)	by sending it by electronic mail to the person’s email address last notified.

46.3	In respect of notices given to the Buyer, a copy must also be provided to the Guarantor by electronic mail to the Guarantor’s Chief Executive Officer at email address: [***], or such other person or position holder (and email address) as may be notified by the Guarantor.

46.4	Notice is deemed to be received by a person:

(a)	when left at the person’s address;

(b)	if sent by pre-paid mail, 5 Business Days after posting;

(c)	if sent by electronic mail, on the day after the day the message is showing on the sender’s electronic mail system as having been properly transferred or transmitted.

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However, if the notice is deemed to be received on a day which is not a Business Day, or after 5pm on a Business Day, it is deemed to be received at 9am on the next Business Day.

46.5	If two or more people comprise a party, notice to one is effective notice to all.

47.	Governing law

47.1	This agreement is governed by the law of South Australia.

47.2	The parties irrevocably submit to the non-exclusive jurisdiction of the courts of South Australia and the South Australian division of the Federal Court of Australia, and the courts of appeal from them.

47.3	No party may object to the jurisdiction of any of those courts on the ground that it is an inconvenient forum or that it does not have jurisdiction.

48.	Duty

48.1	The Buyer must attend to the stamping of this agreement and any document required by this agreement, within the time permitted by statute.

48.2	The Buyer must pay (within the time permitted by statute) any stamp, transaction or registration duty or similar charge that is imposed by any Authority (including any interest, fine, penalty, charge or other amount that is imposed in relation to that duty or charge) in respect of this agreement and any document required by this agreement.

49.	Costs

The parties must pay their own cost of preparing this agreement and any document required by this agreement.

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Schedule 1 – Seller’s Warranties

1.	Sale Shares

The Seller represents and warrants that, as at the Agreement Date and as at Completion:

1.1	the Sale Shares are fully paid;

1.2	the Sale Shares comprise 50% of the issued capital of the Company;

1.3	other than the Seller, no other person:

(a)	holds any shares or other securities in the Company;

(b)	has any rights to be issued with any shares in the Company;

(c)	has any rights or options over the Sale Shares or any shares in the Company; and

(d)	has any securities that are convertible to, or exercisable for, shares in the Company;

1.4	it has legal and beneficial ownership of the Sale Shares free and clear of all Encumbrances; and

1.5	the transfer of the Sale Shares held by it in accordance with this agreement does not contravene a provision of the Company’s constitution and is capable of being registered under the Company’s constitution.

2.	Seller

The Seller represents and warrants that, as at the Agreement Date and as at Completion:

2.1	it has the right to enter into this agreement and to sell the Sale Shares held by it, without the consent of any person;

2.2	it is a corporation duly 27rganized and validly existing under the laws of Australia and is in good standing under such laws;

2.3	it is not subject to a Distress Event; and

2.4	it has power to execute this agreement and to perform its obligations under this agreement.

3.	Company

3.1	The Seller represents and warrants that, as at the Agreement Date and the Completion Date:

(a)	the Company is a corporation duly incorporated, validly existing under the laws of Australia, and is in good standing under such laws;

(b)	the Company has not been de-registered and is not liable to be de-registered;

(c)	the Company is not subject to a Distress Event;

(d)	the Company has full corporate power and lawful authority to own the Assets; and

(e)	the Company has not received notice of any application or intended application to rectify the register of shareholders or any other register of the Company

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3.2	The Seller represents and warrants that, as at the Agreement Date and as at Completion:

(a)	there is no resolution, agreement or proposal to issue any additional shares, securities convertible into shares, options or other pre-emptive rights to shares, or other interests in the share capital of the Company (other than to the Seller in order to convert Intercompany Payables to equity prior to Completion);

(b)	it has not entered into any contract or other arrangement about the exercise or variation of rights attaching to the Sale Shares held by it.

4.	Liabilities

The Seller represents and warrants that, as at Completion, the Company will have no material liabilities except:

4.1	liabilities arising as a consequence of the Tripartite Agreement;

4.2	liabilities arising as a consequence of the Project Lease;

4.3	amounts contemplated under SC 7.2 of the Shareholders Agreement; and

4.4	liabilities incurred with the prior written consent of the Buyer.

5.	Employees

The Seller represents and warrants that, as at the Agreement Date and as at Completion, the Company has no employees.

6.	Business Records

The Seller represents and warrants that, as at the Agreement Date and as at Completion:

6.1	the Business Records are in the possession or control of the Company; and

6.2	the financial records and financial statements of the Company are substantially complete and do not contain or reflect any material inaccuracies.

7.	Legal proceedings

The Seller represents and warrants that, as at the Agreement Date:

7.1	there are no subsisting Claims and, so far as it is aware, there are no threatened Claims, in respect of the Company or the Assets;

7.2	it does not know of any circumstance which may result in any Claim in respect of the Company or the Assets; and

7.3	there are no unsatisfied judgments, orders, awards or decisions in respect of the Company or the Assets.

8.	Insurance

The Seller represents and warrants that, as at the Agreement Date:

8.1	it does not know of any circumstance which may result in any particular insurance claim; and

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8.2	it does not know of any circumstance which would make any of those insurances and cover notes unenforceable or which would permit an insurer to cancel any of those insurances.

9.	Tax

9.1	The Seller represents and warrants that, as at the Agreement Date and as at Completion:

(a)	the Company is not a member of a tax consolidated group;

(b)	the Company is registered for GST;

(c)	the Company is not liable for any Tax arising in respect of the period before Completion, other than any Tax:

(i)	incurred with the prior written consent of the Buyer; or

(ii)	arising from activities undertaken with the prior written consent of the Buyer;

(d)	the Company is not involved in a dispute about its liability to lodge a return under a law about Tax, or to pay any Tax; and

(e)	the Company has not contravened any anti-avoidance provisions of any law relating to Tax.

9.2	The Seller represents and warrants that, as at the Agreement Date:

(a)	it is not aware of any pending or threatened Tax audit in respect of the Company; and

(b)	the Company has not received any notice, order or direction from any Government Authority within three years before the Agreement Date relating to any actual or suspected breach of any applicable law relating to Tax.

10.	Information

The Seller represents and warrants that so far as it is aware as at the Agreement Date the Data Room Material is not misleading or deceptive.

11.	Assets

The Seller represents and warrants that, as at the Agreement Date and as at Completion:

11.1	the Company is the legal and beneficial owner of all of the Assets, and the Company and the Seller have not granted any third party rights to the Project;

11.2	Development Approval (DA 010/V061/17 V3) is current and valid;

11.3	the Company has not granted any option or right of pre-emption or first refusal in respect of any of the assets of the Company to any third party;

11.4	no third party has rights or interests (including a mortgage, bill of sale, charge, lien, pledge, trust, encumbrance, power or title retention arrangement, right of set-off, assignment of income, garnishee order, monetary claim, flawed deposit arrangement or any arrangement having a similar effect or a PPS Security Interest as defined under the Personal Property Securities Act 2009 (Cth) over any of the assets of the Company, including the Development Approval.

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Schedule 2 – Notice of Exercise of Call Option

To:      1414 Degrees Limited CAN 138 803 620 (Seller)

NOTICE OF EXERCISE OF CALL OPTION

NOTICE GIVEN BY AGCentral Pty Ltd CAN 053 901 518 (Grantee) to the Seller that the Grantee irrevocably exercises the Call Option to purchase [number] Option Shares granted to the Grantee by the Seller pursuant to a call option set out in the Share Sale and Purchase Agreement dated [ ] June 2022.

[The Grantee gives notice that it nominates [insert name of nominee] [CAN] of [insert address] to become the purchaser of the Option Shares in lieu of the Grantee.] [Delete this paragraph if not applicable]

DATED

Executed by the Grantee

[Insert execution block for Grantee]

Executed by the Nominee (if applicable)

[Insert execution block for Nominee]

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Schedule 3 – CSP Assets

•	Two weather stations and associated cleaning records

•	One minute resolution DNI data from 2015 and one second data from 2019

•	All weather data collected relating to the Site

•	Site survey reports and underlying data

•	Geotechnical reports and underlying data

•	Heritage reports for the Site and underlying data

•	Grid connection reports for the Site, modelling and underlying data

•	Interests in the following (as disclosed in the Data Room):

o	Tripartite Agreement

o	Project Lease

o	Heritage Agreement between the Company (formerly known as SolarReserve Australia II Pty Ltd) and Bamgarla Determination Aboriginal Corporation (ICN 8603) dated 22 October 2017

o	Office of Technical Regulator Approval dated 12 March 2021 in relation to BESS and TESS

o	Development Approval (DA 010/V061/17 V3)

o	Native Vegetation Clearance Permit

o	Agreements with ElectraNet entities

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Executed as an agreement on	2022

Executed by 1414 Degrees Limited in accordance
with section 127 of the Corporations Act 2001 (Cth):

/s/ Anthony John Sacre	/s/ Tania Marie Sargent
Anthony John Sacre Director 14 June 2022	Tania Marie Sargent Company Secretary 14 June 2022

Executed by Vast Solar Aurora Pty Ltd in accordance
with section 127 of the Corporations Act 2001 (Cth):

/s/ Craig David Wood	/s/ Christina Grace Hall
Craig David Wood Director 15 June 2022	Christina Grace Hall Company Secretary 15 June 2022

Executed by Vast Solar Pty. Ltd. in accordance
with section 127 of the Corporations Act 2001 (Cth):

/s/ Craig David Wood	/s/ Christina Grace Hall
Craig David Wood Director 15 June 2022	Christina Grace Hall Company Secretary 15 June 2022

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Annexure - Index to Data Room Materials

33

AEP Data Room Index (14.6.2022)

Folder	Description	Format
01 General	1414 Degrees overview presentation - May 2022	PDF
	14D Tender Response - ElectraNet FFR001	Excel
	14D Tender Response - ElectraNet FFR001	PDF
	Development budget to FID (from Nov 2021)	Excel
	Development schedule V13 030322	MS Project
	Development schedule V13 030322	PDF
	EOI - Aurora ARENA Application LSBSF	PDF
	SiliconAurora Business Name Registration Certificate	PDF
	SiliconAurora Company Details - ASIC	PDF
	Solar Reserve Fully Executed SSA 26 Nov 19	PDF
	SolarReserve Document Register - 2 April 2019	Excel
02 Finance	Aurora financial summary (as at Nov 2021)	Excel
	14D_Aurora_Future price prediction_09122021	Powerpoint
	Balance Sheet - 30 April 22	Excel
	BESS Business Case Inputs	Powerpoint
	Cornwall - Red Flag Assessement Report March 2022	PDF
	Cornwall Insight Australia - Aurora results presentation	PDF
	Cornwall Insights - Scenario results presentation - 2 May 2022	PDF
	ITR Jun 20 SiliconAurora	PDF
	ITR Jun 21 SiliconAurora	PDF
03 Approvals	Project Lease revision (with 14D comments) [Finlaysons review 27.10.21]	Word
	ARTC Private Level Crossing Agreement	PDF
	ASEP SA Government Development Application Variation Approval - 5 July 2018 (DA 010/V061/17 V1)	PDF
	ASEP - SA Government Lease Fully Executed - 20 November 2018	PDF
	Aurora Water Connection Summary-RPT-GA-15MAY18	Word
	BDAC Cultural Heritage Clearance Report	PDF
	Crown sponsorship variation	PDF
	Decision Notice_010_V061_17_V3_1414_Degrees_Aurora_Energy_Park	PDF
	Development Approval Variation - 14D Consultation Response Letter	PDF
	Development Approval Variation - AEP Project Description	PDF
	Development Approval Variation - Application - Crown Development - Request for Variation to DA 010/V061/17 V1	Email
	Development Approval Variation - Approval of Time Extension to DA_010_V061_17_V1	PDF
	Development Approval Variation - Crown Development application form	PDF
	Development Approval Variation - GHD Planning Report	PDF
	Heritage Agreement with BDAC Executed - 25 October 2017	PDF
	Native vegetation clearance permit (application)	PDF
	Native vegetation clearance permit approval (Solar Reserve)	PDF
	Native vegetation clearance permit variation (Solar Reserve)	PDF
	Native vegetation extension	PDF
	OTR Certificate	PDF
	SA Water Development Agreement - Annexure A	PDF
	SA Water Development Agreement	PDF
	Tripartite agreement (revised)	PDF
04 Engineering	Stage 1 BESS Concept Design	Folder
	- P0017-03-RPE-004_A Load Flow Study For Aurora Solar Energy Park Project	PDF
	- P0017-04-CGA-001 REV_F GENERAL LAYOUT - updated	PDF
	- P0017-04-CGA-003_REV_D BESS GENERAL LAYOUT	PDF
	- P0017-04-CGA-004_D Substation Layout	PDF
	- P0017-04-CGA-005_A Substations Area Elevation View	PDF
	- P0017-04-CGR-001_D Grading Plan and Sections	PDF
	- P0017-04-EBD-001_B Network Architecture	PDF
	- P0017-04-EPR-001_B 275kV Protection SLD	PDF
	- P0017-04-ESL-004_B Battery SLD	PDF
	- P0017-04-ESL-006_E 275kV Substation SLD	PDF
	AEP General Layout Drawing	PDF
	ElectraNet ECS Status report/summary	Email
	Heritage Location - Stage 1	PDF
	Heritage Location - Stage 2 (Solar PV) + Stage 3 (CSP)	PDF
	Solar PV 70MW AC Single Axis Tracking Performance Results	PDF
05 Site studies and reports	Solar data and summary report	Folder
	- ASEP - Solar Monitoring Mule DNI Screenshot for full year - 27 November 2017	PNG
	- ASEP - Solargis Site Assessment of Solar Resource Report - 24 September 2017	PDF
	- MonthlyReport_AUPA2_2020-09	PDF
	- MonthlyReport_AUPA2_2020-10	PDF
	- MonthlyReport_AUPA2_2020-11	PDF
	- MonthlyReport AUPA2 2020-12	PDF
	- MonthlyReport_AUPA2_2021-01	PDF
	- MonthlyReport_AUPA2_2021-02	PDF
	- MonthlyReport AUPA2 2021-03	PDF
	- MonthlyReport_AUPA2_2021-04	PDF
	- MonthlyReport AUPA2 2021-05	PDF
	- MonthlyReport_AUPA2_2021-06	PDF
	- MonthlyReport_AUPA2_2021-07	PDF

1

AEP Data Room Index (14.6.2022)

Folder	Description	Format
	- MonthlyReport_AUPA2_2021-08	PDF
	- MonthlyReport_AUPA2_2021-09	PDF
	- MonthlyReport AUPA2 2021-10	PDF
	- MonthlyReport_AUPA2_2021-11	PDF
	- MonthlyReport_AUPA2_2021-12	PDF
	- MonthlyReport_AUPA2_2022-01	PDF
	- MonthlyReport_AUPA2_2022-02	PDF
	- MonthlyReport AUPA2 2022-03	PDF
	Flora and Fauna Survey	PDF
	Native Vegetation Clearance Report	PDF
	Geotechnical investigation - CSP report	PDF
	Geotechnical investigation - PV desktop study	PDF
	Ground Water Report - GHD - 2016 Draft-RPT-GA-2FEB18	PDF
	Site aerial and lease area - drawing	PDF
	Site survey and contours - drawing	PDF
06 Transmission Connection	ElectraNet TCA Work Orders and GPS work pack kick off	Folder
	- 20210512 GPS workpack kick off Memo	Word
	- EG.30947 SiliconAurora - Pre-TCA WO 1 ECS RFT DRAFT(2)	Word
	- EG30947 SiliconAurora Proposal WO1 and WO2 - Pre split up amount	PDF
	- FULLY EXECUTED EG.30947 SiliconAurora - Pre-TCA WO 3 GPS FIA 11.05.2022	PDF
	- FULLY EXECUTED EG.30947 SiliconAurora - Pre-TCA WO 1 ECA RFT 18122020	PDF
	14D - ENet Correspondence	Email
	14D - OZ Correspondence	Email
	AEMO Intending Participant Confirmation	PDF
	Consultancy Agreement 14D 09 May 2022 Final_Clean - SiliconAurora-AECOM	Word
	ElectraNet Monthly Report - EG.30947 - May 2021	PDF
	ElectraNet transmission assets drawing	PDF
	GPS Study - AECOM Proposal	Word
	GPS Study - Scope of Work	PDF
	P0017-10-MEM-0003 - GPS Studies Offers - Evaluation	PDF
	Progress Update - Conversion of Non-Regulated Connection Assets to Dedicated Connection Assets	Email
	Substation - Preliminary Single Line Diagram	PDF
07 Procurement	BESS RFP Pack 04032022	Folder
	- Equipment Supply Agreement (Draft)	PDF
	- P0017-04-CGA-003 REV F BESS GENERAL LAYOUT	PDF
	- P0017-04-CGA-006 B Heritage area location	PDF
	- P0017-04-ESL-008 A Single Line Diagram	PDF
	- SiliconAurora - BESS Technical Specifications & Scope of Work P0017-05-TCS-001 2	PDF
	- SiliconAurora BESS RFP 04032022 Cover Note - Final	PDF
	- SiliconAurora BESS RFP Returnable Schedule	Excel
	Fluence BESS Proposal	Folder
	- 220330 Supporting Letter from Fluence 1414	PDF
	- Capability Statement_v4	PDF
	- Cumulative Global Storage Projects_PE-001-10-EN March 22	PDF
	- Fluence Gridstack Safety and Certifications	PDF
	- Fluence Questions	Excel
	- Fluence Questions 25032022 Quick update 06042022	Excel
	- Gridstack CoreOnly Proposal AU (SA) - SILICON AURORA ENERGY PROJECT 140MW	PDF
	- OPLM-OAM-FLN-90-002-R00_Fluence Gridstack Operation & Maintenance Manual	PDF
	- Services Proposal AU (SA) - Silicon Aurora Energy Project 140MW	PDF
	- SIAN0040DI_PCS_Operating_Models_&_Control_Modes[2]	PDF
	- SIAN0069AI_Grid_Forming_Applications1	PDF
	- Software Propoasl AU (SA) - Silicon Aurora Energy Project 140MW	PDF
	Honeywell BESS Proposal	Folder
	- A2_Insurances.zip	Zip
	- Appendix A_Honeywell Standard Terms and Conditions	zip
	- Appendix B_SiliconAurora BESS RFP Returnable Schedule	Excel
	- Appendix C.1 Typical Project Execution Plan	PDF
	- Appendix C.2 Honeywell EMS Summary	PDF
	- C4 Spares	Excel
	- D1.1&2-BES Block SLD- OPTIONS 1&2	PDF
	- D1.10 BESS Control System	Zip
	- D1.11_Reference List	Zip
	- D1.3 BESS System Architecture	PDF
	- D1.4-Datasheets and Manuals	Zip
	- D1.5-PCSK_GEN3_STD	PDF
	- D1.6&7-PRELIMINARY LAYOUT	PDF
	- D1.8-20ft Joint Container specification-EN	PDF
	- D1.9-BMS specifications	Zip
	- Honeywell BESS Projects Reference List	Excel
	- Narada Projects Reference List	PDF
	- O-410637R22R0 1414 Degress Aurora Project	PDF
	- Power Electronics NEW_ENERGY STORAGE & POWER QUALITY_REFERENCES_JAN_22 (1)_compressed (1)	PDF

2

AEP Data Room Index (14.6.2022)

Folder	Description	Format
	1414 Aurora Energy Expression of Interest	PDF
	VICE Engineering (Antoine Le Ray) capability statement	PDF
	EOI Attachment 1 Weighted Criteria Evaluation Sheet	Excel
	EOI Attachment 2 Technical Specs Evaluation	Excel
	Emanden - AEP - BESS Supplier - RFP Evaluation	PDF
	Emanden capability statement 18 11 2021	PDF
	EOI BESS R2 comparison 20210517	Excel
08 Transaction Documents	Compiled Documents (Draft 11.5.22) (clean) Redacted	PDF
	Joint Development Agreement (Draft 11.05.22) (redacted)	Word
	Share Sale and Purchase Agreement (Draft 11.5.22) (redacted)	Word
	Shareholders Agreement (Draft 11.5.22) (redacted)	Word

3

Shareholders Agreement

SiliconAurora Pty Ltd
ACN 606 360 169

1414 Degrees Limited
ACN 138 803 620

Vast Solar Aurora Pty Ltd
ACN 660 141 168

Vast Solar Pty. Ltd.
ACN 136 258 574

DMAW Lawyers Pty Ltd [***] [***] P [***] ABN 26 169 621194 [***] Liability limited by a scheme approved under professional standards legislation

Contents

Part 1 - Preliminary		6

1.	Definitions	6

2.	Interpretation	11

3.	Special Conditions	12

Part 2 - Objectives and Business		12

4.	Objectives	12

5.	Obligations of Shareholders	12

6.	Obligations of the Company	13

7.	Relationship of Shareholders	13

8.	Subsidiaries	13

Part 3 - Structure and class of shares		13

9.	Shares have same rights	13

10.	Issue of shares of different class	14

Part 4 - Board of Directors		14

11.	Number of Directors	14

12.	Appointment of Directors	14

13.	Alternate Directors	14

14.	Removal and retirement of Directors	14

15.	Written appointments and removals	15

16.	Chairperson	15

17.	Powers of the Board	15

18.	Decisions of Directors	16

19.	Directors’ fees and expenses	16

20.	Appointment of Directors to Subsidiaries	16

Part 5 - Board meetings		16

21.	Board meetings	16

22.	Circulating resolutions	17

23.	Director votes	17

24.	Quorum for a Board meeting	17

Part 6 - Shareholders’ meetings		17

25.	Quorum for a Shareholders’ meeting	17

26.	Written resolutions	17

2

Part 7 - Decision making		18

27.	Simple Majority decision	18

28.	Matters requiring Unanimous Resolution of Shareholders	18

29.	Deadlocks	18

Part 8 - Conduct of Business		19

30.	Conduct of Business	19

Part 9 - Accounts and audit		20

31.	Accounts and records	20

32.	Access to records	20

33.	Reporting	20

Part 10 - Approved Business Plan and Budget and Funding		20

34.	Approved Business Plan and Budget	20

35.	Development Period funding	21

36.	Tripartite Guarantee	21

37.	Further funding	22

Part 11 - Distribution policy		22

38.	Distribution of dividends	22

Part 12 - Restrictions relating to Shares		22

39.	Permitted Disposal	22

40.	Restriction on Disposal	22

41.	New Shareholders	23

42.	Encumbrances	23

Part 13 - Default		23

43.	Events of Default	23

44.	Unpaid Monies Default Event	23

45.	Breach Default Event	24

46.	Effect of default	24

47.	Non-limitation	25

48.	Effect of Trigger Event	25

Part 14 - Power of attorney		25

49.	Power of attorney	25

Part 15 - Dispute resolution		26

50.	Dispute resolution	26

Part 16 - Constitution		26

51.	Constitution	26

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Part 17 - Warranties and liabilities		27

52.	Warranties	27

53.	No consequential loss	27

Part 18 - Confidentiality		28

54.	Confidentiality	28

55.	Public announcements and communications	28

Part 19 - Intellectual Property Rights		29

56.	Intellectual Property Rights	29

Part 20 - Parent Guarantee		29

57.	Consideration	29

58.	Guarantee	29

59.	Indemnity	29

60.	Payments	30

61.	Continuing guarantee and indemnity	30

62.	Enforcement against the Guarantor	30

Part 21 - General		30

63.	Interest on unpaid monies	30

64.	Duration	31

65.	Notice	31

66.	Time of the essence	31

67.	Severability	32

68.	Entire understanding	32

69.	Variation	32

70.	Waiver	32

71.	Execution and counterparts	32

72.	Costs	33

73.	Governing law	33

Schedule 1 - Matters requiring Unanimous Resolution of Shareholders		34

Schedule 2 - Dealing with Shares		35

Annexure A - Deed of Accession		40

Annexure B - Special Conditions		43

Appendix A - FID Development Budget		55

Appendix B - FID Activity Matrix		57

4

Parties

Party 1

SiliconAurora Pty Ltd ACN 606 360 169 of [***] (Company)

Party 2

1414 Degrees Limited ACN 138 803 620 of [***] (14D)

Party 3

Vast Solar Aurora Pty Ltd ACN 660 141 168 of [***] (VSA)

Party 4

Vast Solar Pty. Ltd. ACN 136 258 574 of [***] (Guarantor)

Introduction

A.	The Company holds development approval (DA 010/V061/17 V3) (Development Approval) for the greenfield hybrid power plant development known as Aurora Energy Project located at the Site, 30km north of Port Augusta, South Australia (Project).

B.	The Company is the legal and beneficial owner of all of the existing assets comprising the Project.

C.	The Project is intended comprise various stages, including:

(i)	‘Stage 1’ (BESS Project) - the first stage of the Project, being a 140MW/140MWh BESS (1 hour capacity storage), including 33kV connection to electricity network, as identified in paragraph (e)(1) on page 9 of the Development Approval (being the version lodged on 31 July 2021 and approved on 24 November 2021);

(ii)	‘Stage 2’ (CSP Project) - being construction of a concentrated solar power electricity generation plant, as identified in paragraph (e)(7) on page 9 of the Development Approval (being the version lodged on 31 July 2021 and approved on 24 November 2021);

(iii)	‘Stage 3’ (Solar PV) - being construction of solar photovoltaic electricity generation facilities, as identified in paragraph (e)(3) on page 9 of the Development Approval (being the version lodged on 31 July 2021 and approved on 24 November 2021); and

(iv)	‘Stage 4’ (TESS Project) - being construction of a thermal energy storage solution (TESS) pilot plant, as identified in paragraph (e)(2) on page 9 of the Development Approval (being the version lodged on 31 July 2021 and approved on 24 November 2021).

D.	Pursuant to a share sale and purchase agreement between 14D and VSA (SSPA), 14D and VSA have agreed that VSA will acquire certain Shares in the Company from 14D at completion under the SSPA.

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E.	The parties intend that, with effect on and from the date of completion under the SSPA (Commencement Date):

(i)	the relationship between the Company and the Shareholders (in their capacity as shareholders of the Company); and

(ii)	the relationship between the Shareholders in connection with the Company,

will be governed in accordance with this agreement.

Operative clauses

Part 1 - Preliminary

1.	Definitions

Unless otherwise specified, in this agreement:

Approved Business Plan and Budget means the initial work program and budget for the Company and each subsequent annual business plan and budget prepared and approved (or deemed to have been approved) under clause 34;

Board means the board of directors of the Company as constituted from time to time;

Business means the business of planning, developing, constructing and operating the Project (excluding Stage 2 and Stage 4, which may be undertaken exclusively by VSA and 14D, respectively) in accordance with the Development Approval and the Approved Business Plan and Budget and includes such other business or activity determined by the Board by way of an Approved Business Plan and Budget or by Unanimous Resolution of the Shareholders;

Business Day means any day which is not a Saturday, Sunday, a bank holiday or a public holiday in South Australia;

Chairperson means the chairperson of the Board appointed in accordance with clause 16 from time to time;

Change in Control:

(a)	in relation to 14D, occurs when any person obtains 50% or more of the voting power in 14D;

(b)	in relation to any other Shareholder, is a change by which a person or persons who Control that Shareholder ceases or cease to have Control of that Shareholder;

Commencement Date has the meaning given in paragraph E of the Introduction;

Confidential Information has the meaning given in clause 54.3;

Constitution means the constitution of the Company, as amended from time to time;

Control means:

(a)	in relation to any body corporate, the ability of any persons to exercise control (which includes the ability to remove or appoint all or a majority of the directors of that body corporate) over the body corporate by virtue of holding the voting shares in that body corporate or by any other means whatsoever; and

6

(b)	in relation to a trust, the ability of any persons to exercise control (which includes the ability to remove or appoint a trustee of the trust) of the trust;

Corporations Act means the Corporations Act 2001 (Cth);

Deed of Accession has the meaning given in clause 39;

Default Terms means, in respect of a Shareholder Loan, the following minimum terms:

(a)	a loan term of 36 months from the date funds are first advanced under the Shareholder Loan (with principal repayable in full at the expiry of that term);

(b)	interest-free; and

(c)	unsecured;

Defaulting Shareholder means a Shareholder in relation to whom an Event of Default has occurred;

Development Approval has the meaning given in paragraph A of the Introduction and includes any variation or replacement of that approval from time to time;

Development Costs means all costs and expenses incurred by the Company in connection with the Company’s development activities during the Development Period pursuant to its Approved Business Plan and Budget;

Development Period means the period commencing on the Commencement Date and ending on the date of completion of construction of Stage 1 in accordance with the Development Authorisation, as determined by Unanimous Resolution of the Board (and, for the avoidance of doubt, the Development Period includes the FID Development Period);

Director means a director of the Company (and includes the alternate director appointed by that director when acting as such);

Discounted Fair Value means Fair Value less 10%;

Dispose means assign, transfer, otherwise dispose of or grant, or permit or suffer the grant of, any legal or equitable interest (either in whole or in part), whether by sale, lease, declaration or creation of a trust or otherwise;

Dispute means a dispute arising from, or in connection with, this agreement;

Distress Event means the happening of any of the following events in relation to a person:

(a)	where the person is a body corporate:

(i)	the body corporate becomes a Chapter 5 body corporate under the Corporations Act;

(ii)	a controller, administrator, receiver, provisional liquidator, trustee for creditors in bankruptcy or analogous person is appointed to the body corporate or any of the body corporate’s property;

7

(iii)	any steps are taken (including, without limitation, the making or passing of an application, order or resolution) with respect to the appointment of a liquidator or provisional liquidator for the winding up of the body corporate (unless those steps are stayed, withdrawn or dismissed within 15 Business Days);

(iv)	the body corporate is taken to have failed to comply with a statutory demand within the meaning of section 459F of the Corporations Act;

(v)	the body corporate is or becomes, or its directors state that it is, or has become, unable to pay its debts as and when they become due and payable;

(vi)	the body corporate is presumed to be insolvent under the Corporations Act;

(vii)	any steps are taken to deregister the body corporate under the Corporations Act (except where the steps taken are reversed or abandoned within 10 Business Days); or

(viii)	the body corporate ceases or threatens to cease to carry on its business or any major part of its business;

(b)	where the person is a natural person:

(i)	the person authorises a registered trustee or solicitor to call a meeting of his or her creditors or proposes or enters into a deed of assignment or deed of arrangement or a composition with any of his or her creditors;

(ii)	a person holding a Security Interest in assets of the person enters into possession of or takes control of any of those assets or takes any steps to enter into possession of or take control of any of those assets;

(iii)	the person commits an act of bankruptcy;

(iv)	the person has a bankruptcy notice issued against them;

(v)	a receiver or trustee for creditors or in bankruptcy is appointed to any of the person’s property;

(vi)	the person becomes an “insolvent under administration” within the meaning of the Corporations Act; or

(vii)	anything analogous to having a substantially similar effect to any of the above events;

Due Date means the date on which a call by the Company for Shareholder debt funding under clause 35 is due;

Encumbrance means a mortgage, charge, pledge, lien, encumbrance, Security Interest, title retention, preferential right, trust arrangement, contractual right of set off or any other security agreement or arrangement in favour of any person;

Escalation Representatives means:

(a)	in the case of VSA, John Igino Kahlbetzer; and

(b)	in the case of 14D, the board of directors or the chairman of the board of directors of 14D;

8

Event of Default means any of the events or circumstances described in clause 43;

Fair Value means the value determined in accordance with paragraph 12 of Schedule 2;

FID Development Period has the meaning given in Annexure B;

Financial Year means each period of 12 months ending on 30 June;

Heritage Agreement means the heritage agreement between the Company (formerly known as SolarReserve Australia II Pty Ltd) and Bamgarla Determination Aboriginal Corporation (ICN 8603) dated 22 October 2017;

Intellectual Property Rights means all and any patents, patent applications, trade marks, service marks, trade names, registered designs, unregistered design rights, copyright, systems, technology, ideas, concepts, know how, techniques, trade secrets, specifications, blueprints, tracings, diagrams, models, functions, capabilities and designs (including computer software, manufacturing processes or other information embodied in drawings or specifications), rights in confidential information, and all and any other intellectual property rights, whether registered or unregistered, and including all applications and rights to apply for any of the same;

Listing Rules means, in respect of a party, the listing rules of a recognised securities exchange, to the extent that party or its related body corporate is bound by those rules;

Non-Defaulting Shareholder means, in respect of the occurrence of an Event of Default, a Shareholder that is not a Defaulting Shareholder;

Permitted Transferee in relation to a Shareholder means:

(a)	if the Shareholder is a body corporate, a related body corporate of that Shareholder;

(b)	if the Shareholder is a trustee of a trust (including a superannuation fund), a new or replacement trustee of the trust;

(c)	where that Shareholder’s Shares are Encumbered in favour of a financier, that financier;

PPSA means the Personal Property Securities Act 2009 (Cth);

Project Lease has the meaning given in the Tripartite Agreement;

Secretary means the secretary of the Company;

Security Interest means:

(a)	in relation to any personal property (as defined in the PPSA), a security interest within the meaning under the PPSA;

(b)	in relation to any other property to which the PPSA does not apply, any mortgage, charge, hypothecation, assignment by way of security, pledge, lien, title retention arrangement, set-off arrangement, flawed asset arrangement or other arrangement having the same or equivalent commercial effect as a grant of security; or

(c)	any agreement to create or give rise to any interest or arrangement of the type referred to in paragraph (a) or (b) above;

Share means a fully paid ordinary share in the capital of the Company;

9

Shareholder means the registered holder of a Share;

Shareholder Loan means a loan provided by a Shareholder to the Company in accordance with this agreement;

Shareholder Proportion means, in relation to a Shareholder, the proportion which the number of Shares held by that Shareholder at any one time bears to the total number of Shares on issue at that time;

Simple Majority means more than 50% of the votes that are entitled to be cast by persons present (either in person or, where proxies are allowed, by proxy) in relation to a particular resolution;

Site means the portion of the property described in Crown Lease Volume 6181 Folio 119, formerly known as Crown Lease Volume 1436 Folio 40, that is referred to as the ‘Surrender Area’ in the Tripartite Agreement;

Special Conditions means the special conditions set out in Annexure B;

SSPA has the meaning given in paragraph D of the Introduction;

Stage 1 has the meaning given in the Introduction;

Stage 2 has the meaning given in the Introduction;

Stage 3 has the meaning given in the Introduction;

Stage 4 has the meaning given in the Introduction;

Subsidiary means a subsidiary of the Company as defined by section 9 of the Corporations Act;

Transaction Document means:

(a)	this agreement;

(b)	the SSPA; and

(c)	any other deed, instrument or document to which the Shareholders are parties at any time (whether alone or with other parties) which is expressed to be, or is agreed by the parties to that deed, instrument or document to be, a Transaction Document for the purpose of this agreement or any other Transaction Document;

Trigger Event means an event described in clause 46.6;

Tripartite Agreement means the amended and restated tripartite agreement in relation to the Project between the Company, Buckleboo Nominees Pty Ltd as trustee for the David Michael Family Trust and The Minister for Environment and Water for and on behalf of the Crown in Right of the State of South Australia dated 18 March 2022, as amended from time to time;

Tripartite Guarantee means the bank guarantee delivered by the Company pursuant to the Tripartite Agreement;

Unanimous Resolution means:

(a)	in the case of Shareholders, a vote or resolution passed by all Shareholders entitled to vote on the resolution; or

10

(b)	in the case of the Board, a vote or resolution passed by all Directors entitled to vote on the resolution;

Unpaid Monies Default Event has the meaning given in clause 43; and

Valuer means a chartered accountant, a firm of chartered accountants or an investment or merchant banker, independent of the parties, of not less than 10 years’ standing with appropriate skill and experience relevant to the valuation of Shares.

2.	Interpretation

In this agreement, unless the context otherwise requires:

2.1	the Introduction is correct;

2.2	headings do not affect interpretation;

2.3	singular includes plural and plural includes singular;

2.4	a reference to time is a reference to Adelaide, Australia time;

2.5	a reference to “dollars”, “$A”, “A$” or “$” is a reference to Australian currency;

2.6	a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

2.7	a reference to a clause, paragraph, schedule or annexure is to a clause or paragraph of, or schedule or annexure to, this agreement, and a reference to this agreement includes any schedule or annexure;

2.8	reference to a person includes a corporation, body corporate, joint venture, association, government body, firm and any other entity;

2.9	a reference to a party is to a party to this agreement, and a reference to a party to any agreement (including this agreement) includes the party’s executors, administrators, successors and permitted assigns and substitutes;

2.10	a reference to this agreement includes the schedules and the annexures;

2.11	a reference to this agreement or any other agreement or document is a reference to this agreement or that agreement or document as amended, novated, supplemented, varied or replaced from time to time, except to the extent prohibited by this agreement;

2.12	a provision must not be construed against a party only because that party prepared it;

2.13	if a party comprises two or more people:

(a)	a promise by that party binds each of them individually and all of them jointly;

(b)	a right given to that party is given to them jointly;

(c)	a representation, warranty or undertaking by that party is made by each of them individually and all of them jointly;

2.14	a provision must be read down to the extent necessary to be valid. If it cannot be read down to that extent, it must be severed;

11

2.15	the meaning of general words or provisions shall not be limited by references to specific matters that follow them (for example, introduced by words such as “including” or “in particular”) or precede them or are included elsewhere in this agreement;

2.16	if a thing is to be done on a day which is not a Business Day, it must be done on the next Business Day;

2.17	another grammatical form of a defined expression has a corresponding meaning; and

2.18	an expression defined in the Corporation Act has the meaning given by that Act at the date of this agreement.

3.	Special Conditions

If there is an inconsistency between a Special Condition set out in Annexure B and another provision of this agreement, the Special Condition prevails to the extent of the inconsistency.

Part 2 - Objectives and Business

4.	Objectives

The objectives of the Shareholders are:

4.1	to ensure the Company carries on and develops the Business for the benefit of the Shareholders; and

4.2	to ensure that the Company and Business is managed to maximise financial returns to Shareholders.

5.	Obligations of Shareholders

5.1	To carry out the objectives referred to in clause 3, each Shareholder must:

(a)	be just and faithful in its activities and dealings with the other Shareholders and provide full information to the other Shareholders in relation to the affairs and activities of the Company;

(b)	not use Confidential Information in a way which damages or is reasonably likely to damage the Company or any other Shareholder;

(c)	do or cause to be done all things necessary or desirable to carry out this agreement;

(d)	not unreasonably delay any action, approval, direction, determination or decision required of the Shareholder; and

(e)	make or give approvals, decisions and consents that are required of the Shareholder under this agreement in good faith having regard to the interests of the Company and the carrying on of the Business as a commercial venture.

5.2	Without limiting clause 5.1, each Shareholder must, by exercise of its rights:

(a)	ensure that the Company acts in conformity with this agreement;

(b)	ensure any Director nominated by the Shareholder does not act inconsistently with this agreement;

12

(c)	ensure that the Company carries on and conducts the Business in a proper and efficient manner and for the benefit of the Company;

(d)	ensure that the Company maintains, or procures the maintenance of, adequate insurance with a reputable insurer against all risks usually insured against by persons carrying on the same or a similar business as the Business and for the full replacement or reinstatement value of all its insurable assets; and

(e)	otherwise do or procure to be done all such acts and things as that Shareholder is able to do or procure to be done, to give full effect to the provisions of this agreement.

6.	Obligations of the Company

The Company:

6.1	must do all things necessary or desirable to give effect to the provisions and intentions of this agreement in accordance with its terms;

6.2	is bound by all provisions of this agreement that expressly or by implication apply to the Company; and

6.3	must make all decisions in accordance with the objectives referred to in clause 4.

7.	Relationship of Shareholders

7.1	Except as otherwise expressly stated in this agreement, this agreement does not create or evidence a partnership, joint venture or the relationship of principal and agent between the parties.

7.2	Except as specifically provided in this agreement, no Shareholder has authority to act as agent or representative of or in any way bind or commit another Shareholder to any obligation.

8.	Subsidiaries

If the Company has any Subsidiaries then in respect of each such Subsidiary the Shareholders must cause the affairs of same to be administered in accordance with this agreement as if the affairs of the Subsidiary were affairs of the Company and being dealt with under this agreement.

Part 3 - Structure and class of shares

9.	Shares have same rights

9.1	The Shares held by each Shareholder will rank equally and have the same rights, including but not limited to voting rights.

9.2	The rights attaching to the Shares must not be varied except by Unanimous Resolution of the Shareholders.

13

10.	Issue of shares of different class

Nothing in this Part limits the power of the Company to issue shares of a different class to the Shares in accordance with the Constitution and subject to approval by Unanimous Resolution of the Shareholders.

Part 4 - Board of Directors

11.	Number of Directors

The Board will consist of:

11.1	no less than two Directors; and

11.2	no more than eight Directors.

12.	Appointment of Directors

12.1	Each Shareholder is entitled to appoint Directors to the Board as follows:

(a)	if the Shareholder holds less than 15% of the Shares on issue at any time it has no right to appoint a Director;

(b)	if a Shareholder holds at least 15% but less than 30% of the Shares on issue at any time it has a right to appoint one Director;

(c)	if a Shareholder holds at least 30% but less than 70% of the Shares on issue at any time it has a right to appoint two Directors;

(d)	if a Shareholder holds at least 70% but less than 85% of the Shares on issue at any time it has a right to appoint three Directors; and

(e)	if a Shareholder holds 85% or more of the Shares on issue at any time it has a right to appoint four Directors.

12.2	No other Directors may be appointed without approval by Unanimous Resolution of the Shareholders.

13.	Alternate Directors

A Director may appoint an alternate director to act as a Director in his or her absence with the prior approval of the Shareholder that appointed that Director.

14.	Removal and retirement of Directors

14.1	A Director appointed by a Shareholder may only be removed by that Shareholder except where that Shareholder ceases to be a Shareholder, in which case that Director must resign as director of the Company and all relevant Subsidiaries and committees of the Board (and may be removed by Simple Majority resolution of the remaining Shareholders).

14.2	Where a Director resigns or is removed, the Shareholder who appointed that Director (unless that Shareholder has ceased to be a Shareholder) may, subject to clause 12.1, appoint another Director in his or her place.

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14.3	The office of a Director will be vacated if:

(a)	that Director ceases to be a Director by virtue of any provision of the Corporations Act or is prohibited by law from being a Director;

(b)	that Director:

(i)	commits any criminal offence which is prejudicial to the Company or the Business (including the reputation of the Company or the Business);

(ii)	becomes subject to a Distress Event;

(c)	that Director, in the opinion of two legally qualified medical practitioners, is incapable by reason of mental disorder to discharge his or her duties as a director;

(d)	that Director dies or resigns from the position of Director; or

(e)	that Director is removed from office in accordance with clause 14.1.

15.	Written appointments and removals

15.1	A Shareholder making an appointment or removal under this Part must do so by giving written notice of the appointment or removal to the Company.

15.2	A Shareholder:

(a)	must not appoint a Director pursuant to this Part other than on the basis that the appointment is terminable in accordance with this agreement;

(b)	must not represent to a Director appointed by it that any compensation will be payable by the Company to the Director on termination of their appointment or otherwise; and

(c)	must remove a Director it has appointed if the Shareholder’s percentage holding of Shares falls below the minimum level required for the number of Directors appointed by that Shareholder in clause 12.1.

16.	Chairperson

16.1	The initial Chairperson will be appointed by the Board.

16.2	The Chairperson may only be removed by a resolution of the Board. The Board may appoint a new Chairperson.

16.3	If the Chairperson is absent from a meeting of Directors, or is unwilling to act, the Directors present at the meeting may elect one of their number to act as chairperson of the meeting.

16.4	The Chairperson does not have a casting vote.

17.	Powers of the Board

Except as otherwise specified this agreement, the Constitution or the Corporations Act, the Board will have full power to direct the activities of the Company.

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18.	Decisions of Directors

A Director appointed by a Shareholder may take into account the interests of that Director’s appointor and may act on the wishes of that appointor in performing any of the Director’s duties or exercising any power, right or discretion as a director in relation to the Company, except in any particular case where no honest and reasonable director could have formed the view that, in so doing, the Director was complying with his fiduciary duties including the duty to act in good faith in the best interests of the Company as a whole.

19.	Directors’ fees and expenses

Unless the Shareholders otherwise determine by Unanimous Resolution:

19.1	no Director will be paid director’s fees; and

19.2	each Shareholder will be entitled to be reimbursed by the Company for reasonable travel and accommodation expenses in respect of that Shareholder’s nominated Director(s) attending Board meetings (up to a maximum of $1,000 per Board meeting);

19.3	no Director will be reimbursed for expenses incurred by the Director in attending meetings of the Board; and

19.4	other out-of-pocket expenses incurred by Directors will only be reimbursed with the approval of the Board.

20.	Appointment of Directors to Subsidiaries

The composition of the board of any Subsidiaries and the governance of any Subsidiaries (including any alternate directors) will be the same as that of the Company.

Part 5 - Board meetings

21.	Board meetings

The Shareholders agree that:

21.1	the Board will meet at least once every two months (unless otherwise agreed by the Shareholders);

21.2	additional meetings of the Board will be convened at the written request of any Director by that Director providing the other Directors at least five Business Days’ prior written notice of meetings of the Board, together with an agenda, unless otherwise agreed by the Directors;

21.3	subject to complying with the other provisions of this Part, the time, date and location of all meetings of the Board must be determined by the Director who called the meeting and must be reasonable in the circumstances;

21.4	meetings of the Board may be conducted by telephone conference, video conference or any similar means of audio or audio-visual communication; and

21.5	the agenda for Board meetings must be determined by the Chairperson, except for meetings of the Board convened at the request in writing of a Director in which case the agenda may be determined by that Director.

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22.	Circulating resolutions

22.1	The Directors may pass a resolution without a Directors’ meeting being held if all the Directors entitled to vote on the resolution sign a document containing a statement that they are in favour of the resolution set out in the document. Electronic signatures and other forms of verifiable electronic acceptance are acceptable.

22.2	Identical copies of the document may be distributed for signing by different Directors and taken together will constitute one and the same document.

22.3	The resolution is passed when the last Director signs the document.

23.	Director votes

23.1	Each Director is entitled to one vote.

23.2	If a Director has been appointed as an alternate for another Director and the second Director is not present, the first Director has one vote in her or his own right and an additional vote (or votes, as the case may be) in her or his capacity as an alternate Director.

24.	Quorum for a Board meeting

24.1	The quorum for a meeting of the Board will be constituted by the attendance (in person or using technology permitted by this agreement or the Constitution or by alternate) of two Directors entitled to vote, provided there is at least one Director appointed by each Shareholder in attendance. The quorum must be present at all times during the meeting.

24.2	If a quorum is not present within 15 minutes after the time appointed for the meeting, the meeting stands adjourned to the day that is two Business Days later at the same time and place or to such other later day, time and place as the Directors present determine, at which time the quorum will be constituted by the attendance (in person or using technology permitted by this agreement or the Constitution or by alternate) of two directors, regardless of their appointor(s).

24.3	An alternate Director is counted in a quorum at a meeting at which the Director who appointed the alternate is not present, but each person is counted only once for the purpose of determining whether a quorum is present, even if that person is in attendance in more than one capacity.

Part 6 - Shareholders’ meetings

25.	Quorum for a Shareholders’ meeting

The quorum for a meeting of Shareholders will be two Shareholders, so long as they together hold at least 51% of the total number of Shares on issue in the Company.

26.	Written resolutions

The Shareholders may pass a resolution without a Shareholders’ meeting being held in accordance with the Corporations Act.

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Part 7 - Decision making

27.	Simple Majority decision

27.1	Except as otherwise required by this agreement, the Constitution or the Corporations Act, a resolution considered at a meeting of the Board or of the Shareholders may be passed by a Simple Majority.

27.2	Despite any inconsistent requirement in this agreement or the Constitution, the Board may act by Simple Majority resolution in order to respond to circumstances that a Simple Majority of the Board determines as constituting an urgent operational emergency or health and safety risk issue.

28.	Matters requiring Unanimous Resolution of Shareholders

The Board must not take any action, pass any resolution or make any decision in respect of the matters listed in Schedule 1, except as approved by Unanimous Resolution of the Shareholders or other agreement in writing by all Shareholders.

29.	Deadlocks

29.1	If, in respect of a resolution formally put forward:

(a)	the Board or Shareholders (as applicable) are unable to reach:

(i)	a Simple Majority vote (either for or against) on a matter requiring a Simple Majority decision; or

(ii)	unanimous agreement (either for or against) on a matter requiring a Unanimous Resolution; and

(b)	the resolution or motion concerns a decision that is material to the Company or the Business (in the reasonable opinion of any Shareholder),

then the matter must be dealt with under this clause 29.

29.2	A deadlock at a Board meeting or Shareholders’ meeting is to be adjourned and escalated within 10 Business Days of the meeting to the Escalation Representatives for further consideration.

29.3	A deadlock may be resolved by the Escalation Representatives agreeing to either reject or pass the relevant resolution or motion.

29.4	If a deadlock is not resolved by the Escalation Representatives, then at the election of either Shareholder by written notice to the other within 20 Business Days of the Board Meeting or Shareholders’ meeting, the Shareholders will be taken to have resolved to:

(a)	appoint an independent expert to assist with the resolution of the deadlock (Expert);

(b)	unless the Shareholders agree upon an Expert, appoint a person nominated by the chair of the Resolution Institute (ABN 69 008 651 232) (or its successor body) to that role;

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(c)	authorise the Company to engage the Expert as soon as is practicable with instructions to determine whether the motion or resolution should be passed or rejected having regard to what is in the best interests of the Company;

(d)	authorise the Shareholders to provide the Expert with a briefing paper setting out details of the matter which is the subject of the deadlock (which may be provided separately by each Shareholder or as a joint brief);

(e)	authorise the Expert to break the deadlock by issuing a direction to the Shareholders to hold a Shareholders’ meeting and to vote for or against the relevant resolution or motion, in which case the Shareholders are bound by, and must comply with, that direction;

(f)	authorise the Expert, prior to issuing a direction under clause 29.4(e), to seek such further information from the Directors or the Shareholders as the independent expert requires and to make any recommendations to the Shareholders with respect to a proposal for a variation of the resolution or motion which is the subject of the deadlock.

29.5	Each Shareholder will use its reasonable endeavours to ensure that any deadlock is resolved as soon as is reasonably practicable in accordance with the procedure set out under clause and in any event within one month of the appointment of an Expert.

29.6	The costs of the Expert will be borne by the Company.

Part 8 - Conduct of Business

30.	Conduct of Business

30.1	The Company will conduct the Business in accordance with:

(a)	the Approved Business Plan and Budget;

(b)	all applicable laws, regulations, authorisations, approvals, orders and rules; and

(c)	sound commercial practice.

30.2	No Director or Shareholder will have authority to bind the Company (including signing documents on behalf of the Company) nor incur any expenses on behalf of the Company unless:

(a)	expressly authorised to do so under the terms of this agreement;

(b)	expressly authorised to do so by formal resolution of the Board; or

(c)	expressly agreed in writing by the Shareholders.

30.3	All material contracts arising in respect of the Business (as determined by the Board) must be signed on behalf of the Company by:

(a)	two Directors; or

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(b)	one person nominated by 14D in writing and one person nominated by VSA in writing (and the 14D Parties and VSA must procure that such nominees are granted a limited joint power of attorney for the Company for that purpose only).

30.4	The Company may engage other third party consultants, contractors and other service providers in connection with the conduct of the Business, provided that (unless the Shareholders agree otherwise in writing (including by way of this agreement)), all such engagements must be with third parties that are not related entities of either Shareholder and must be on arm’s length commercial terms.

Part 9 - Accounts and audit

31.	Accounts and records

The 14D Parties and VSA must procure that the accounts, records and accounting information of the Company are:

31.1	maintained in accordance with the Corporations Act and all other applicable laws;

31.2	audited if requested by a Shareholder; and

31.3	reflect generally accepted accounting principles, procedures and practices in Australia which have been consistently applied.

32.	Access to records

Each Shareholder and Director is entitled to full access during normal business hours and at its own cost to inspect all the books, accounts and records of the Company. Access may be exercised through an employee of, or consultant or adviser to, the Shareholder or Director (as the case may be), subject to the requirements of confidentiality set out in Part 18 (Confidentiality).

33.	Reporting

The 14D Parties and VSA must procure that the Board is provided with sufficient management and financial information and reports (as required by the Board or any Director) to allow the Board to monitor the conduct of the Business.

Part 10 - Approved Business Plan and Budget and Funding

34.	Approved Business Plan and Budget

34.1	On the Commencement Date, the Board will be deemed to have approved and adopted as the initial Approved Business Plan and Budget for Stage 1 of the Project during the FID Development Period, the FID Development Budget and FID Activity Matrix appearing in Annexure B (as Appendices A and B, respectively).

34.2	During the FID Development Period, the Board must determine and approve by Unanimous Resolution an Approved Business Plan and Budget for the Company for that part of the Development Period occurring after the FID Development Period.

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34.3	Following expiry of the Development Period, the Board must:

(a)	within 30 days of the date of expiry of the Development Period (or such other period as the Shareholders agree) determine and approve an Approved Business Plan and Budget for the Company and the conduct of the Business up to 30 June in the then current Financial Year; and

(b)	at least two months prior to the end of each Financial Year, approve an Approved Business Plan and Budget for the next ensuing Financial Year,

in each case by Simple Majority resolution.

34.4	Each Approved Business Plan and Budget must include budgeted capital expenditure and operational expenditure for the relevant period.

34.5	An Approved Business Plan and Budget may be varied, updated and replaced from time to time by resolution of the Board. Such resolution must be:

(a)	in respect of the Approved Business Plan and Budget to apply during the FID Development Period, a Unanimous Resolution;

(b)	in respect of the Approved Business Plan and Budget to apply during the remainder of the Development Period following the FID Development Period, a Unanimous Resolution;

(c)	in respect of any other Approved Business Plan and Budget, a Simple Majority resolution.

35.	Development Period funding

35.1	During the Development Period (including the FID Development Period), Shareholders must, in their respective Shareholder Proportions, progressively contribute to the Company the funds required (as and when required) in order for the Company to pay the Development Costs (Development Funding Requirement). The Board may determine the timing of such contributions. Such contributions will comprise debt funding from the Shareholders in accordance with clause 35.2.

35.2	The Shareholders must each provide to the Company a Shareholder Loan for an amount equal to its Shareholder Proportion of each Development Funding Requirement within 10 Business Days of notification of the Development Funding Requirement from the Company. Unless otherwise determined by Unanimous Resolution of the Shareholders, the Default Terms will apply to each Shareholder Loan.

36.	Tripartite Guarantee

36.1	As soon as practicable after the Commencement Date, the Shareholders must do all things necessary to procure that 14D is released from any obligations in connection with the Tripartite Guarantee and any security given by 14D in connection with the Tripartite Guarantee and equivalent obligations are assumed by, and equivalent security is provided by, either the Company, or the Shareholders in their respective Shareholder Proportions.

36.2	From the Commencement Date until such time as the releases contemplated in clause 36.1 are effected, VSA must indemnify 14D for VSA’s Shareholder Proportion of any loss, liability, cost or expense arising in connection with the Tripartite Guarantee.

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37.	Further funding

Other than as set out in this agreement, no Shareholder is under any obligation to provide any financial accommodation, guarantee or other similar commitment or comfort in relation to the Company.

Part 11 - Distribution policy

38.	Distribution of dividends

38.1	Subject to clause 38.2, dividends are to be declared and paid half-yearly within 90 days of 30 June and 31 December each year (or at such other time as is agreed by the Shareholders).

38.2	The Company:

(a)	must not declare or pay dividends at any time when any Shareholder Loan remains in existence;

(b)	will only declare and pay dividends when the Company has sufficient funds to do so having regard to liabilities and financial commitments of the Company and the amount, if any, declared shall be determined by the Board; and

(c)	may retain profits to assist with any future funding requirements of the Business or taxation liabilities of the Company.

Part 12 - Restrictions relating to Shares

39.	Permitted Disposal

A Shareholder must not Dispose of any legal or beneficial interest in its Shares or its rights and interest in any Shareholder Loan, except:

39.1	to a Permitted Transferee;

39.2	with the written consent of all other Shareholders; or

39.3	as otherwise required or permitted by Schedule 2 (having followed the procedure required by Schedule 2),

provided that in any such case the transferee entity (if it is not an existing and continuing Shareholder) must enter into and deliver to each other Shareholder and the Company a deed of accession under which it agrees to be bound by the terms of this Agreement, in the form, or substantially the form, set out in Annexure A (Deed of Accession).

40.	Restriction on Disposal

In addition to the restrictions in clause 39, a Shareholder must not Dispose of any legal or beneficial interest in its Shares unless any Shareholder Loans in existence between the Shareholder and the Company are assigned or novated (as applicable) to the acquirer of the Shares or otherwise satisfied in full.

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41.	New Shareholders

The Company must ensure that no person (other than an existing registered Shareholder) is registered as a Shareholder unless that person has first entered into and delivered to each continuing Shareholder and the Company a Deed of Accession.

42.	Encumbrances

42.1	Subject to clause 42.2, a Shareholder must not, without the prior written approval of the other Shareholders (which must not be unreasonably withheld), create, or agree or offer to create, or allow to continue, any Encumbrance over any Shares held by that Shareholder.

42.2	A Shareholder may grant an Encumbrance over its Shares in favour of a financier if that financier agrees (or terms acceptable to the other Shareholders, acting reasonably), to be bound by this agreement in the event it acquires such Shares by enforcement of such security and in connection with any disposal of such Shares.

Part 13 - Default

43.	Events of Default

Each of the following is a default event:

43.1	a failure by a Shareholder to advance debt funding which is due under clause 35 (Unpaid Monies) by the relevant Due Date,

(being an Unpaid Monies Default Event); or

43.2	a Shareholder breaches or fails to comply with any of its material obligations under this agreement (other than an Unpaid Monies Default Event) or any other Transaction Document;

43.3	a Shareholder suffers a Change in Control without the prior written consent of the other Shareholders (which must not be unreasonably withheld); or

43.4	a Distress Event occurs in respect of a Shareholder,

(each of the events referred to in clauses 43.2 to 43.4 being a Breach Default Event).

44.	Unpaid Monies Default Event

44.1	If an Unpaid Monies Default Event occurs, the Company must promptly give to the Defaulting Shareholder a notice to remedy the default within 14 days (Non-payment Notice).

44.2	If the Defaulting Shareholder fails to comply with the Non-payment Notice, the Company must promptly give notice of such failure (Unpaid Monies Default Notice) to the other Shareholders (each a Non-Defaulting Shareholder).

44.3	A Non-Defaulting Shareholder who receives an Unpaid Monies Default Notice has the right at any time after receipt of the notice (and before the Unpaid Monies Default Event is remedied) to pay to the Company all or part of Unpaid Monies referred to in the Unpaid Monies Default Notice in place of the Defaulting Shareholder (Paid Monies). A Non-Defaulting Shareholder who makes such a payment of Paid Monies is referred to in this agreement as a Paying Party. If Non-Defaulting Shareholders make such payments in excess of the Unpaid Monies, such payments will be refunded in a manner determined by the Board with the intent that such contributions will not exceed the Unpaid Monies and each Paying Party’s contribution reflects insofar as reasonably practicable its Shareholder Proportion (calculated excluding Shares held by the Defaulting Shareholder).

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44.4	Interest payable by a Defaulting Shareholder on Paid Monies will accrue to the Paying Party rather than to the Company.

44.5	A Defaulting Shareholder may pay Unpaid Monies to the Company and/or Paid Monies to the relevant Paying Party (as the case may be) at any time and the Company and/or the Paying Parties may pursue recovery of outstanding Unpaid Monies or Paid Monies against the Defaulting Shareholder at any time.

44.6	Where a Non-Defaulting Shareholder has an aggregate balance of Paid Monies owed to it by a Defaulting Shareholder equal to or exceeding $2,000,000 (including accrued but unpaid interest) (Debt Balance) in circumstances where there are only two Shareholders:

(a)	the Non-Defaulting Shareholder may elect by notice in writing to the Company to convert the whole (but not part) of that debt into additional equity in the Company (the effect of which will be to dilute the Defaulting Shareholder’s equity) at Discounted Fair Value (and on such other terms as the Board may reasonably determine); and

(b)	upon such conversion taking effect, the Debt Balance will be extinguished.

45.	Breach Default Event

If a Breach Default Event occurs and the Breach Default Event is capable of remedy, a Non-Defaulting Shareholder may at any time serve a written notice on the Defaulting Shareholder specifying the nature of the Breach Default Event and requiring the Defaulting Shareholder to remedy the default within 45 days of its receipt of the notice of default.

46.	Effect of default

If:

46.1	a Breach Default Event occurs in relation to a Shareholder and the Defaulting Shareholder fails to remedy the Breach Default Event in accordance with this agreement;

46.2	a Breach Default Event occurs which is incapable of remedy; or

46.3	an Unpaid Monies Default Event occurs, which remains unremedied 180 days after the relevant Due Date,

then despite any other provision of this agreement, the following will be effected:

46.4	the right of the Defaulting Shareholder to appoint one or more Directors to the Board (if any) and the rights of any Director previously appointed by the Defaulting Shareholder (including the right to attend or vote (or both) at a meeting of the Board) will be suspended until the default is remedied;

46.5	without limiting any of the foregoing, all voting rights attaching to the Shares held by the Defaulting Shareholder will be suspended until the default is remedied; and

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46.6	a Trigger Event will be deemed to occur in respect of the Defaulting Shareholder.

47.	Non-limitation

The rights of any Non-Defaulting Shareholder on the occurrence of an Event of Default by a Defaulting Shareholder under this Part are without limitation to any other rights or remedies that may be available to the Non-Defaulting Shareholder as a result of the Event of Default.

48.	Effect of Trigger Event

48.1	If there is a Trigger Event in respect of a Shareholder (Disposing Shareholder) then, unless all of the other Shareholders agree otherwise, the Disposing Shareholder will be deemed to have given a Transfer Notice to the Company under Schedule 2 in respect of all its Shares on the day the Company becomes aware of the Trigger Event and the Sale Price for those Shares for the purpose of Schedule 2 will be the Discounted Fair Value of those Shares.

48.2	Where a Transfer Notice is deemed to have been given pursuant to clause 48.1, the provisions of Schedule 2 will apply with all necessary changes to effect a transfer of the relevant Shares at the Discounted Fair Value, except that the Disposing Shareholder is not entitled to withdraw the Transfer Notice following the Valuer’s certification of the Fair Value of those Shares.

48.3	Any Director appointed by a Shareholder who is not the subject of a Trigger Event will be permitted to exercise any power granted by the Disposing Shareholder pursuant to clause 49 for the purpose of effecting a transaction contemplated by this clause 48.

Part 14 - Power of attorney

49.	Power of attorney

49.1	The appointment of an attorney under this clause 49:

(a)	is only for the purposes of any of the transactions contemplated by clause 48 or Schedule 2; and

(b)	with respect to any Shareholder, takes effect from the date that a Trigger Event is deemed to occur in respect of a Shareholder.

49.2	Each Shareholder irrevocably appoints the Directors jointly and severally as its attorney to complete and sign any documents under hand or under seal, on its behalf which the attorney requires to give effect to a transaction under clause 48 or Schedule 2.

49.3	Each attorney may exercise or concur in exercising its powers even if the attorney has a conflict of duty in exercising powers or has a direct or personal interest in the means or result of that exercise of powers.

49.4	Each appointor agrees to ratify and confirm whatever the attorney lawfully does under the appointment or causes to be done under the appointment.

49.5	Each appointor agrees to indemnify the attorney against any claim, arising directly or indirectly from the attorney’s lawful exercise of a power under that appointment.

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49.6	Each appointor must give to the Company on demand by the Company any power of attorney, instrument of transfer or other instruments as the Company requires for the purposes of any of the transactions contemplated by clause 48 or Schedule 2.

Part 15 - Dispute resolution

50.	Dispute resolution

50.1	The procedure in this clause 50 does not apply to deadlocks to which the procedure in clause 29 applies.

50.2	Subject to clause 50.8, if a dispute arises between the parties in relation to this agreement, a party must not commence any litigation in relation to the dispute unless it has complied with this clause 50.

50.3	The parties must attempt to resolve any dispute in relation to this agreement expeditiously by negotiations between a representative of each party who has the authority to settle the dispute.

50.4	If any dispute between the parties in relation to this agreement cannot be resolved, the party raising the dispute must:

(a)	as soon as practicable, give notice of the dispute to the other parties (Dispute Notice); and

(b)	at the same time as giving the Dispute Notice, or as soon as practicable thereafter, give to the other parties detailed particulars of the matters in issue in the dispute comprising of a statement of the relevant facts and issues, the quantum, and legal basis of any claim.

50.5	If a Dispute Notice is given, the parties to the Dispute (Disputing Parties) must within 15 Business Days of the date of the Dispute Notice, convene a meeting of their respective Escalation Representatives to confer in good faith to attempt to resolve the dispute.

50.6	If the Disputing Parties cannot agree to how the dispute should be resolved then any of the Disputing Parties may propose voluntary mediation or commence litigation.

50.7	Pending resolution of any dispute, the parties will continue to perform their obligations under this agreement or in connection with the Company and the Business without prejudice to their respective rights and remedies under or in relation to this agreement.

50.8	Nothing in this Part limits a Disputing Party’s right to seek an injunction or other urgent interlocutory relief in respect of a dispute.

Part 16 - Constitution

51.	Constitution

51.1	If there is any inconsistency between the provisions of this agreement and the provisions of the Constitution, then the provisions of this agreement prevail and the Constitution must be read and construed accordingly.

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51.2	If it is necessary to include or amend a provision in the Constitution to ensure that a provision of this agreement is effective in accordance with its terms, the Shareholders must procure that the necessary amendment is made to the Constitution as soon as practicable.

51.3	Each Shareholder undertakes with each other Shareholder to:

(a)	exercise all votes, powers and rights under the Constitution to give effect to the provisions and intentions of this agreement; and

(b)	observe and comply promptly with any provision of the Constitution that is not inconsistent with this agreement.

51.4	Nothing contained in this agreement constitutes an amendment of the Constitution.

Part 17 - Warranties and liabilities

52.	Warranties

Each Shareholder warrants to the other Shareholders that:

52.1	the execution of this agreement has been properly authorised by all necessary corporate or other action by the Shareholder;

52.2	the Shareholder has full power and authority (including but not limited to corporate power or statutory power, as the case may be) to execute and deliver this agreement and to perform or cause to be performed the Shareholder’s obligations under this agreement;

52.3	this agreement constitutes a full and binding legal obligation upon the Shareholder; and

52.4	this agreement does not conflict with or result in the breach of or default under:

(a)	the provision of the Shareholder’s constitution or other constituent documents (if the Shareholder is a body corporate); or

(b)	any material term or provision of any agreement or deed or any writ order or injunction, rule, judgment, law, or regulation to which the Shareholder is a party or by which the Shareholder is bound.

53.	No consequential loss

Notwithstanding any other provision of this agreement, no party has any liability to any other party for any loss or damage arising from a breach of this agreement or otherwise at law or in equity:

53.1	which does not arise naturally or in the usual course of things from that breach; or

53.2	which constitutes, or arises from or in connection with, a loss of revenue, profit or opportunity, loss of goodwill or loss of business reputation, even if that loss arises naturally or in the usual course of things from that breach.

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Part 18 - Confidentiality

54.	Confidentiality

54.1	A party (using party) may only use Confidential Information of another party:

(a)	if necessary to perform the using party’s obligations, or enforce the using party’s rights, under this agreement; or

(b)	if the other party consents to the use.

54.2	A party (disclosing party) may only disclose Confidential Information of another party:

(a)	to the disclosing party’s professional advisers;

(b)	if required by law or the Listing Rules;

(c)	if necessary to perform the disclosing party’s obligations or exercise the disclosing party’s rights under this agreement;

(d)	if the other party consents to the disclosure;

(e)	if and to the extent the information is publicly available other than by a breach of the disclosing party of this agreement, or any other agreement;

(f)	if the information is already in the possession of the disclosing party or comes into the possession of the disclosing party other than by breach of this agreement, or any other agreement; or

(g)	to the extent reasonably necessary to seek debt finance or equity investment for or in connection with the Company, or in relation to a potential third party acquisition of the whole or part of a Shareholder’s Shares, provided the disclosure is to a person subject to equivalent obligations of confidentiality and the other Shareholders have been informed of the disclosure.

54.3	In this clause 54, the term “Confidential Information” means:

(a)	any term of this agreement;

(b)	trade secrets, know-how, financial data, accounting information, statistics, research, scientific, technical, product, market or pricing information of a party or relating to a party’s systems, business, employees or contractors;

(c)	any other information belonging to a party that is marked “confidential”; and

(d)	any other information belonging to a party which is of a confidential nature.

55.	Public announcements and communications

Except if required by law or the Listing Rules, a Shareholder must not make a public announcement or public communication of any kind (including, but not limited to, media announcements) in connection with, or regarding the existence of, the terms of this agreement or any matter contemplated by this agreement without first consulting the other Shareholders.

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Part 19 - Intellectual Property Rights

56.	Intellectual Property Rights

56.1	Each Shareholder retains ownership of its Intellectual Property Rights created independently of the Business and this agreement that are used in connection with the Business (Own IP).

56.2	Each Shareholder licenses to the Company such of its Own IP as is necessary to enable the Company to carry out its Business activities.

56.3	On creation, all Intellectual Property Rights created in connection with the Business (including Intellectual Property Rights in any reports created in connection with the Company or the Business) (Company IP) vest in the Company.

56.4	To the extent the Intellectual Property Rights in or relating to the Business are not capable of being vested in the Company, each Shareholder must use best endeavours to transfer ownership of the Intellectual Property Rights to the Company or obtain an irrevocable licence for the Company to use those Intellectual Property Rights.

56.5	All Intellectual Property Rights owned by the Company:

(a)	are, and must remain, the property of the Company; and

(b)	must not be used by any of the other parties unless otherwise agreed in writing by the Company.

Part 20 - Parent Guarantee

57.	Consideration

The Guarantor acknowledges that the Company and the other Shareholder are acting in reliance on the Guarantor incurring obligations and giving rights under the guarantee given in this Part 20 (Parent Guarantee).

58.	Guarantee

58.1	The Guarantor unconditionally and irrevocably guarantees to the Company and the other Shareholder the performance by VSA of all of its obligations under this agreement, including the obligation to pay money under Part 10 (Guaranteed Obligations).

58.2	If VSA fails to perform the Guaranteed Obligations in full and on time in accordance with the terms of this agreement, the Guarantor agrees to comply with the Guaranteed Obligations on demand from the Company or the other Shareholder.

59.	Indemnity

59.1	The Guarantor:

(a)	unconditionally and irrevocably indemnifies the Company and the other Shareholder against any loss, liability or claim which may be incurred or sustained by them in connection with any default or delay by VSA in the due and punctual performance of any of the Guaranteed Obligations, including any loss, liability or claim incurred or sustained in connection with the enforcement of the Parent Guarantee; and

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(b)	agrees to pay amounts due under this clause 59 on demand from the Company and the other Shareholder.

59.2	The Company and the other Shareholder need not incur expense or make payment before enforcing this right of indemnity.

59.3	Notwithstanding any other provision of this agreement, the maximum liability of the Guarantor pursuant to this agreement (including in connection with the Guaranteed Obligations) shall be no greater than the liability of VSA to the Company and the other Shareholder in respect of any default of VSA in the due performance of the Guaranteed Obligations.

60.	Payments

The Guarantor agrees to make payments under this Part 20:

60.1	in full without set-off or counterclaim, and without any deduction in respect of tax except to the extent such deduction is required by law;

60.2	in Australian dollars in immediately available funds.

61.	Continuing guarantee and indemnity

This Part 20:

61.1	extends to cover this agreement as amended, varied or replaced, provided that the Guarantor has consented to such amendment, variation or replacement;

61.2	is a principal obligation and is not to be treated as ancillary or collateral to another right or obligation;

61.3	is independent of and not in substitution for or affected by any other security interest or guarantee or other document or agreement concerning the Guaranteed Obligations; and

61.4	is a continuing guarantee and indemnity and remains in full force and effect for so long as VSA has any liability or obligation to the Company or the other Shareholder with respect to the Guaranteed Obligations and until all of those liabilities or obligations have been fully discharged.

62.	Enforcement against the Guarantor

Except as provided for under this agreement, the Guarantor waives any right it has of first requiring the Company or the other Shareholder to commence proceedings or enforce any other right against VSA or any other person before claiming from the Guarantor under the Parent Guarantee.

Part 21 - General

63.	Interest on unpaid monies

If any monies payable under this agreement are not paid on or before the relevant Due Date, then interest is payable on the amount due from but excluding that Due Date to and including the date on which the moneys are paid. The rate of interest is a rate equal to the Cash Rate Target published by the Reserve Bank of Australia from time to time plus 5% per annum. Interest will be calculated on a daily basis and compounded monthly.

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64.	Duration

64.1	This agreement continues until:

(a)	terminated by agreement between the Shareholders; or

(b)	one Shareholder holds all of the Shares.

64.2	Termination of this agreement does not affect any obligations or rights of any of the parties which have accrued prior to termination or any provision of this document which expressly or by its nature survives termination of this agreement.

64.3	The terms of this agreement do not bind a Shareholder who has transferred all of its Shares as permitted by this agreement, other than in respect of any obligations or rights which accrued prior to the transfer of all of that Shareholder’s Shares or any provision of this agreement which expressly or by its nature survives termination of this agreement.

65.	Notice

65.1	Notice must be in writing and in English, and may be given by an authorised representative of the sender.

65.2	Notice may be given to a person:

(a)	personally;

(b)	by leaving it at the person’s address last notified;

(c)	by sending it by pre-paid mail to the person’s address last notified;

(d)	by sending it by electronic mail to the person’s email address last notified.

65.3	In respect of notices given to the Buyer, a copy must also be provided to the Guarantor by electronic mail to the Guarantor’s Chief Executive Officer at email address: [***], or such other person or position holder (and email address) as may be notified by the Guarantor.

65.4	Notice is deemed to be received by a person:

(a)	when left at the person’s address;

(b)	if sent by pre-paid mail, five Business Days after posting;

(c)	if sent by electronic mail, on the day after the day the message is showing on the sender’s electronic mail system as having been properly transferred or transmitted.

However, if the notice is deemed to be received on a day which is not a Business Day, or after 5pm on a Business Day, it is deemed to be received at 9am on the next Business Day.

65.5	If two or more people comprise a party, notice to one is effective notice to all.

66.	Time of the essence

Time is of the essence in this agreement.

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67.	Severability

If anything in this agreement is unenforceable, illegal or void then it is severed, and the rest of this agreement remains in force.

68.	Entire understanding

68.1	This agreement, the Transaction Documents and the Constitution:

(a)	are the entire agreement and understanding between the parties on everything connected with the subject matter of this agreement; and

(b)	supersede any prior agreement or understanding on anything connected with that subject matter.

68.2	Each party has entered into this agreement without relying on any representation by any other party or any person purporting to represent that party (except as expressly stated in this agreement).

69.	Variation

An amendment or variation to this agreement is not effective unless it is in writing and signed by the parties.

70.	Waiver

70.1	A party’s failure or delay to exercise a power or right does not operate as a waiver of that power or right.

70.2	The exercise of a power or right does not preclude either its exercise in the future or the exercise of any other power or right.

70.3	A waiver is not effective unless it is in writing.

70.4	Waiver of a power or right is effective only in respect of the specific instance to which it relates and for the specific purpose for which it is given.

71.	Execution and counterparts

71.1	Each party agrees that:

(a)	execution of this agreement by electronic signatures (including other verifiable forms of electronic acceptance) is appropriate in the circumstances and consents to such methods of execution;

(b)	by its officers applying their electronic signatures (or complying with the requirements of any other verifiable form of electronic acceptance), that party will have indicated its willingness to be bound by the terms of this agreement.

71.2	This agreement may be executed in any number of counterparts. A counterpart may be a scanned PDF format or a document created by any other means of legible electronic production.

71.3	Together all counterparts make up one document.

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71.4	If this agreement is executed in counterparts, it takes effect when each party has received the counterpart executed by each other party, or would be deemed to have received it if a notice.

72.	Costs

Each party is responsible for its own costs and disbursements incurred in respect of:

72.1	the negotiation, preparation and execution of this agreement; and

72.2	due diligence costs associated with evaluating the Company and the Business.

73.	Governing law

73.1	This agreement is governed by the law of South Australia.

73.2	The parties irrevocably submit to the non-exclusive jurisdiction of the courts of South Australia and the South Australian division of the Federal Court of Australia, and the courts of appeal from them.

73.3	No party may object to the jurisdiction of any of those courts on the ground that it is an inconvenient forum or that it does not have jurisdiction.

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Schedule 1 - Matters requiring Unanimous Resolution of Shareholders

The Company may not take any action, pass any resolution or make any decision in respect of the following matters, except by Unanimous Resolution of the Shareholders:

1.	(Constitution) varying the Constitution or adopting a new Constitution;

2.	(borrowings) the Company to borrow or accept a financial accommodation of more than $2,000,000 (other than a borrowing pursuant to a Shareholder Loan);

3.	(guarantee) giving or entering into any guarantee, indemnity, letter of comfort, performance bond or other security, or assuming any liability, for or on behalf of any person other than the Company or its Subsidiary in respect of an amount which is more than $100,000;

4.	(acquisitions and disposals) acquiring (including by lease or licence) any business or securities or disposing (including by lease or licence) of the Business or a substantial portion of the Business or any securities held by the Company;

5.	(change in nature of business) ceasing, or materially altering the scale of operations of, the Business or commencing any material new business or operational activities other than the Business;

6.	(Shareholder Loans) variation of the terms of a Shareholder Loan;

7.	(loans) giving a loan, credit or other financial accommodation to a person of more than $1,000,000 except in the ordinary course of the Business;

8.	(financial assistance) giving a loan or other financial assistance to a Director or Shareholder or an associate of a Director or Shareholder or varying the terms of a loan or other financial assistance previously given to a Director or Shareholder or an associate of a Director or Shareholder;

9.	(winding up) the making of an application or the commencement of any proceedings or the taking of steps for the winding up, dissolution, or appointment of an administrator of the Company or the entering into by the Company of an arrangement, compromise or composition with or assignment for the benefit of its creditors, a class of them or any of them;

10.	(issue of new securities) the issue of any Shares or other securities (as defined in the Corporations Act) in the capital of the Company; and

11.	(restructure) undertaking any restructuring involving the Company or any Subsidiaries, including creation of a trust, trustee, subsidiary or branch of the Company or any Subsidiaries.

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Schedule 2 - Dealing with Shares

1.	Notice of transfer

Subject to Part 12 of this agreement, a Shareholder who intends to Dispose of any Shares (Seller) must give notice in writing (Transfer Notice) to the Company, setting out full details of the proposal, including the number of Shares that the Seller wishes to Dispose of (Transfer Shares), the name of any third party offeror and the proposed price at which it wishes to Dispose of the Transfer Shares.

2.	Date of notice given

The Company must, within five Business Days after receipt of a Transfer Notice, notify all Shareholders (other than the Seller) that it has received a Transfer Notice and the details set out in the Transfer Notice.

3.	Terms of transfer

The Transfer Notice will be deemed, subject to paragraph 5 of this Schedule, to irrevocably appoint the Company as the agent of the Seller for the sale of the Transfer Shares to Shareholders in accordance with this Schedule at the following price (Sale Price):

3.1	where a third party has made a bona fide offer to purchase the Transfer Shares for a fixed price payable in cash on completion of the purchase, at the price that the third party has offered to pay to the Seller for the purchase of the Transfer Shares; or

3.2	where there is no such offer:

(a)	unless paragraph (b) applies, at the price nominated by the Seller in the Transfer Notice; or

(b)	if within 5 Business Days after being advised by the Company of the fact that it has received a Transfer Notice any other Shareholder provides a written notice to the Board requesting that the Company obtain an independent valuation of the Transfer Shares, at the Fair Value of the Transfer Shares as determined in accordance with paragraph 12 of this Schedule.

4.	Independent valuation of Shares

Where the Company receives a request to obtain an independent valuation of the Transfer Shares under paragraph 12 or paragraph 3.2(b) of this Schedule, the Company must:

4.1	as soon as practicable, and not later than 20 Business Days after receipt by the Company of the request, procure a valuation of the Transfer Shares in accordance with paragraph 12 of this Schedule; and

4.2	notify each Shareholder of the Fair Value within three Business Days after being notified of the Fair Value by the Valuer.

5.	Seller can withdraw Transfer Notice

5.1	Within three Business Days after receiving notification of the Fair Value, the Seller may notify the Company that the Transfer Notice is withdrawn except where a Trigger Event has, or is deemed to have, occurred.

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5.2	If the Seller wishes to withdraw the Transfer Notice in accordance with paragraph 5.1 of this Schedule, it must notify the Company in writing of that decision in which case:

(a)	from the time of receipt of the written notice, the Company ceases to be the Seller’s agent for the sale of the Transfer Shares; and

(b)	the Seller must meet the cost of the Valuer in valuing the Transfer Shares in accordance with paragraph 12 of this Schedule.

6.	Cost of independent valuation of Shares

If the Seller does not withdraw the Transfer Notice, the cost of the Valuer in valuing the Transfer Shares must be met as to one half by the Seller and as to the other half by the Shareholder or the Shareholders accepting the offer, and, if more than one, proportionately to the number of Transfer Shares ultimately acquired. If no Transfer Shares are acquired by a Shareholder, the Seller must meet the total cost of the Valuer.

7.	Offer to other Shareholders

Promptly following determination of the price of the Transfer Shares, and subject to the Transfer Notice not being withdrawn, the Board must, on behalf of the Seller, offer for sale to each Shareholder other than the Seller (Recipient) that number of the Transfer Shares as is determined by applying the following formula (Offer):

where:

A =	the number of Transfer Shares offered to a Recipient, which number may be rounded up or down to the nearest whole number at the discretion of the Board if “A” is not a whole number;

B =	the total number of all Transfer Shares;

C =	the number of Shares held by that Recipient on the date of the Offer; and

D =	the total number of Shares held by all Recipients on the date of the Offer.

Each Offer must specify the Sale Price and be on the same terms.

8.	Acceptance of Offers

8.1	On or within 30 days after receipt of the Offers, each Recipient must notify the Board whether it accepts or rejects its Offer. An Offer can only be accepted or rejected in full. A Recipient may also notify the Board that it wishes to acquire additional Transfer Shares if they are available and in doing so must specify the maximum number of additional Transfer Shares it wishes to acquire (Excess Request).

8.2	If a Recipient fails to notify the Board of its acceptance or rejection of the Offer within the period set out in paragraph 8.1 of this Schedule, that Recipient is taken to have rejected the Offer.

8.3	If not all Recipients accept their Offers and one or more Recipients has made an Excess Request, the Board must allocate the unaccepted Transfer Shares to the Recipients who made Excess Requests, pro-rata based on the relative number of Shares held by each of them and up to the maximum specified in each Excess Request.

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8.4	If a Recipient accepts its Offer, the Seller must sell free from Encumbrances, and the accepting Recipient (Accepting Shareholder) must purchase, the total number of Transfer Shares contained in that Offer (and any additional Transfer Shares allocated by the Board in respect of an Excess Request made by the Accepting Shareholder) on the terms specified in the Offer.

9.	Time and place of completion

Completion of the sale of those Transfer Shares in respect of which an Offer has been accepted (and in respect of which allocations have been made by the Board pursuant to an Excess Request) must take place:

9.1	within 10 Business Days after the date by which Offers must be accepted under paragraph 8 of this Schedule; or

9.2	at a time and place to be agreed by the Seller and the Recipient or failing agreement, at the registered office of the Company at 10am on the next Business Day after expiry of the relevant period stated in paragraph 9.1 of this Schedule.

10.	Transfer to External Transferee

10.1	Subject to clause 39 of this agreement and paragraph 10.2 of this Schedule:

(a)	where a Shareholder has given or is taken to have given a Transfer Notice for the purposes of this Schedule; and

(b)	after Offers have been made, there are still Transfer Shares that have not been Disposed of as not all of the Offers were accepted within the period set out in paragraph 8.1 of this Schedule (and there were insufficient Excess Requests to cover the shortfall), the Seller may, at any time before the expiry of 90 days after the Offers were issued under paragraph 7 of this Schedule, sell the unsold Transfer Shares to any person who is not a Shareholder (External Transferee) at a price and on terms no more favourable to the External Transferee than those offered to the Recipients.

10.2	Where the Seller wishes to transfer the Transfer Shares to an External Transferee, a transfer will not be effective unless the External Transferee:

(a)	enters into and delivers to each Shareholder and the Company a Deed of Accession; and

(b)	is, in the reasonable opinion of the Shareholders (other than the Seller), of good standing, financial substance and reputation.

11.	Obligations of Buyer and Seller at completion

At completion of any transfer of Shares under this agreement:

11.1	each transferee (Buyer) must pay to the Seller the Sale Price for those Shares in full; and

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11.2	the Seller must deliver to each Buyer:

(a)	releases of any Security Interests over those Shares;

(b)	the certificates relating to the Shares being transferred; and

(c)	a transfer form for those Shares, duly executed by the Seller in favour of the Buyer and in registrable form.

12.	Independent valuation

12.1	This paragraph 12 applies if the Board is required to obtain a valuation of Shares.

12.2	If this paragraph applies, the Board must appoint a Valuer to determine the value of each Share in accordance with this clause.

12.3	If the Board fails to agree, the Valuer will be appointed by the chair of the Resolution Institute (ABN 69 008 651 232).

12.4	The Valuer must be instructed to determine the fair market value of the Shares by valuing the Company as a whole on a going concern basis as at the end of the month before the month in which the Valuer is appointed under this clause (Valuation Date). The fair market value of each Share will be the proportionate amount of the value of the Company, without any regard to any premium for control.

12.5	The Board must ensure that the Valuer has a right of access at all reasonable times to the accounting records and other records of the Company and is entitled to require from any officer of the Company such information and explanation as the Valuer requires to value the Company.

12.6	The Board must use its reasonable endeavours to ensure that the Valuer decides as soon as practicable and in any event within 15 Business Days after receiving instructions.

12.7	The parties agree that, in determining a value for the Shares under this clause, the Valuer:

(a)	will act as an expert and not as an arbitrator;

(b)	may obtain or refer to any documents, information or material and undertake any inspections or enquiries as they determine appropriate;

(c)	must provide the parties with a draft of their determination and must give the parties an opportunity to comment on the draft determination before it is finalised; and

(d)	may engage such assistance as they reasonably believe is appropriate or necessary to decide.

12.8	The Valuer’s determination will be final and binding on the parties.

12.9	The costs of the Valuer’s determination will be borne by the Company, except as otherwise specified in this agreement or determined by the Valuer.

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Executed as an agreement on	2022

Executed by SiliconAurora Pty Ltd in accordance
with section 127 of the Corporations Act 2001 (Cth):

/s/ Anthony John Sacre	/s/ Tania Marie Sargent
Anthony John Sacre Director 14 June 2022	Tania Marie Sargent Company Secretary 14 June 2022

Executed by 1414 Degrees Limited in accordance
with section 127 of the Corporations Act 2001 (Cth):

/s/ Anthony John Sacre	/s/ Tania Marie Sargent
Anthony John Sacre Director 14 June 2022	Tania Marie Sargent Company Secretary 14 June 2022

Executed by Vast Solar Aurora Pty Ltd in accordance
with section 127 of the Corporations Act 2001 (Cth):

/s/ Craig David Wood	/s/ Christina Grace Hall
Craig David Wood Director 15 June 2022	Christina Grace Hall Company Secretary 15 June 2022

Executed by Vast Solar Pty. Ltd. in accordance
with section 127 of the Corporations Act 2001 (Cth):

/s/ Craig David Wood	/s/ Christina Grace Hall
Craig David Wood Director 15 June 2022	Christina Grace Hall Company Secretary 15 June 2022

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Annexure A - Deed of Accession

Deed of Accession
(Shareholders Agreement)

Parties

Party 1

[Insert full name, ACN (if applicable) and address]

(New Shareholder)

Party 2

SiliconAurora Pty Ltd ACN 606 360 169 (Company)

Introduction

A.	The New Shareholder wishes to become the holder of the following shares in the Company:

[insert number and class of shares] (Shares).

B.	The Company and its shareholders (Shareholders) are party to a shareholders’ agreement dated [insert date], as amended from time to time (Shareholders Agreement).

C.	Under the Shareholders Agreement, no person may become a shareholder of the Company unless that person has first duly entered into a deed of accession with the Company in the form of this deed.

D.	For the purposes of this deed, the date on which the New Shareholder becomes the registered holder of the Shares is the “Commencement Date”.

Operative clauses

1.	Accession to Shareholders Agreement

1.1.	The New Shareholder confirms that it has been given and read a copy of the Shareholders Agreement and covenants and agrees with the Company (on its own behalf and separately as agent and trustee for each Shareholder) to comply with and be bound by the Shareholders Agreement as if it were named as a Shareholder under the Shareholders Agreement with effect from and including the Commencement Date.

1.2.	The New Shareholder’s address for notices under the Shareholders Agreement is, initially, the address specified above.

2.	Company’s consent

The Company:

2.1.	accepts the New Shareholder as a party to the Shareholders Agreement in accordance with the terms of this deed from the Commencement Date; and

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2.2.	covenants and agrees (on its own behalf and separately as agent for each existing Shareholder) that the New Shareholder has the benefit of, and is entitled, subject to clause 1 of this deed, to exercise the rights of a “Shareholder” under the Shareholders Agreement with effect from and including the Commencement Date insofar as they relate to the Shares (and any additional shares in the Company issued or transferred to the New Shareholder).

3.	Warranties

The New Shareholder warrants and represents to the Company (on its own behalf and separately as agent and trustee for each Shareholder) that:

3.1.	the execution and delivery of this deed has been properly authorised (including in the case of a New Shareholder who is a body corporate, by all necessary corporate action by it); and

3.2.	it has full power (including, in the case of a New Shareholder who is a body corporate, full corporate power) and lawful authority to execute and deliver this deed and to perform or cause to be performed its obligations under this deed.

4.	[Trustee liability]

[Insert professional trustee standard limitation of liability clause (if applicable).]]

5.	Enforceability

For the purposes of clause 1 and clause 3 of this deed, the Company is taken to be acting as agent and trustee on behalf of and for the benefit of all Shareholders and the New Shareholder acknowledges and agrees that each Shareholder may enforce its rights under this deed against the New Shareholder as if it were a party to this deed.

6.	Entire agreement

This deed, the Shareholders Agreement and the constitution of the Company (as amended) constitute the entire agreement between the New Shareholder, the Company and the Shareholders, and supersede any prior negotiations, understandings or agreements with respect to the subject matter of this deed or any term of this deed.

7.	Further assurance

Each party agrees to do all things and sign all documents necessary or desirable to give full effect to the provisions of this deed and the transactions contemplated by it.

8.            Counterparts

8.1.	This deed may be executed in any number of counterparts. A counterpart may be a facsimile (including by any means of electronic production).

8.2.	Together all counterparts make up one document.

8.3.	If this deed is executed in counterparts, it takes effect when each party has received the counterpart executed by each other party, or would be deemed to have received it if a notice.

9.            Governing law

9.1.	This deed is governed by the law of South Australia.

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9.2.	The parties irrevocably submit to the non-exclusive jurisdiction of the courts of South Australia and the South Australian division of the Federal Court of Australia, and the courts of appeal from them.

9.3.	No party may object to the jurisdiction of any of those courts on the ground that it is an inconvenient forum or that it does not have jurisdiction.

Executed as a deed on [insert date]

[Insert execution clauses in template]

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Annexure B - Special Conditions

1.            Definitions

In these Special Conditions:

Authorisations means any consent, authorisation, registration, filing, lodgement, notification, agreement, certificate, commission, lease, licence, permit, approval or exemption from, by or with an Authority;

Authority means:

(a)	a government, whether federal, state, territorial or local;

(b)	a department, office or minister of a government acting in that capacity; or

(c)	a commission, delegate, instrumentality, agency, board or other governmental, semi-governmental, judicial, administrative, monetary or fiscal authority, whether statutory or not;

Buyout Election means an election made by a Shareholder pursuant to SC 10.1;

Buyout Period means the period that is 6 months from the date a Shareholder becomes entitled to make a Buyout Election;

Data Room means the electronic SharePoint data room known as “AuroraEnergyProject” located at: [***]

Decision Period has the meaning in SC 8.2;

Delay Agreement has the meaning given in SC 8.3;

FID Capable means the FID Development Activities are sufficiently progressed to allow the Shareholders to proceed to a make a Final Investment Decision in respect of Stage 1, as determined by unanimous resolution of the Board;

FID Development Budget means the estimated development budget set out in Appendix A;

FID Development Period means the period commencing on the Commencement Date and ending on the date Stage 1 of the Project becomes FID Capable;

FID Development Activities has the meaning given in SC 3;

FID Process means the process and outcomes set out in SC 8 and 9 in relation to making a Final Investment Decision or Buyout Election (as the case may be) once Stage 1 of the Project is FID Capable;

FID Activity Matrix means the program for the development of Stage 1 of the Project as set out in Appendix B;

Final Investment Decision means a formal decision to either:

(a)	further develop Stage 1 of the Project, beyond the FID Development Activities, by commencing construction of Stage 1 of the Project - in accordance with the Development Approval and the Authorisations; or

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(b)	not proceed with such further development;

SC means the corresponding clause appearing in these Special Conditions;

Stage 1 Objective has the meaning given in SC 2;

Target Date means 30 June 2023 or such other date as is agreed in writing by the parties; and

Unforeseen Expenditure has the meaning given in SC 7.4.

2.            FID Development

2.1	During the FID Development Period, the Shareholders and the Company will work exclusively together for the purpose of progressing Stage 1 of the Project in accordance with the Development Approval to the point where Stage 1 is FID Capable (Stage 1 Objective). For the avoidance of doubt, this does not prevent VSA or the CSP Project Entity (defined in SC 12.2) from also progressing activities in connection with Stage 2 of the Project and 14D from also progressing activities in connection with Stage 4 of the Project.

2.2	During the FID Development Period:

(a)	14D will undertake the role of project manager for Stage 1 on behalf of the Company and will be responsible for liaising with community, stakeholders and other third parties, and engaging service providers, on behalf of (and in the name of) the Company in relation to the Project in accordance with the FID Activity Matrix and the FID Development Budget and otherwise as directed by the Board;

(b)	14D will undertake company secretariat, accounting and administrative functions for and on behalf of the Company;

(c)	the Company will continue to be the legal and beneficial owner of all the assets comprising the Project and enter into all third-party contracts for the Stage 1;

(d)	the Company will have no employees or secondees; and

(e)	the Shareholders will contribute to and co-fund the activities in relation to the Stage 1 in accordance with this agreement.

3.            FID Development Activities

3.1	During the FID Development Period, the Shareholders will pursue the Stage 1 Objective by undertaking the activities relating to Stage 1 of the Project as generally depicted in the FID Activity Matrix (Appendix B), or otherwise as agreed by Unanimous Resolution of the Board (FID Development Activities).

3.2	The FID Development Activities will include (but are not limited to):

(a)	finalizing any required development approvals for Stage 1 of the Project, with conditions acceptable to both Shareholders (acting reasonably);

(b)	finalizing any leaseholder agreements;

(c)	preparing or obtaining an environmental impact statement (if required);

(d)	agreeing on the proposed technical specifications of Stage 1 of the Project;

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(e)	agreeing on an Approved Business Plan and Budget for the remainder of the development of Stage 1 of the Project (following expiry of the FID Development Period); and

(f)	ensuring the Company holds all real property and Intellectual Property Rights and other information and materials in relation to the Project.

4.            Commencement and completion

The Shareholders must commence the FID Development Activities as soon as practicable, and must use best endeavours to complete the FID Development Activities by the Target Date.

5.            Facilitate the FID Development Activities

5.1	The Shareholders must, and must cause the Company to (as applicable), promptly do all things (including giving consents and approvals, signing documents and making applications) that are reasonably necessary to facilitate the FID Development Activities, including:

(a)	sharing relevant information with the other Shareholder, including providing regular updates to, and progress against, the FID Activity Matrix and FID Development Budget;

(b)	providing the other Shareholder with reasonable access to its project team;

(c)	participating in regular Board and other project meetings and meetings with interested parties as reasonably requested as and when required;

(d)	undertaking positive and productive stakeholder engagement with local communities and other stakeholders in relation to the ongoing development of the Project;

(e)	providing in-kind resources in accordance with the FID Development Budget;

(f)	providing appropriate resourcing and notifications, as determined by the Board; and

(g)	maintaining appropriate records via the Data Room using agreed and generally accepted information management principles.

5.2	Notwithstanding any other provision of this agreement, in facilitating and carrying out the FID Development Activities and pursuing the Stage 1 Objective, no Shareholder will be required to enter into any binding agreement or other binding commitment, which may give rise to obligations in relation to Stage 1 in respect of the period beyond the time Stage 1 becomes FID Capable, unless that agreement or commitment is subject to a positive Final Investment Decision being made by that Shareholder.

6.            Commitment to the Project

Each Shareholder must:

6.1	use its best endeavours having regard to its obligations under the terms of this agreement and reasonable and prudent industry practice to achieve the Stage 1 Objective;

6.2	not unreasonably delay any action, approval, direction, determination or decision which is required of the party (including, without limitation, the Final Investment Decision);

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6.3	make or give approvals, decisions and consents that are required of the party in good faith (including, without limitation, the Final Investment Decision); and

6.4	deal with the other Shareholder collaboratively and in good faith in pursuit of the Stage 1 Objective.

7.            FID Development Budget

7.1	The Shareholders have agreed an estimated budget for the FID Development Activities, as set out in the FID Development Budget (Appendix A).

7.2	The parties acknowledge that, prior to the Commencement Date, 14D has funded 100% of a payment on behalf of the Company of approximately $125,000 (exclusive of GST) to ElectraNet, which forms part of the FID Development Budget, and may fund other amounts forming part of the FID Development Budget on behalf of the Company between the date of execution of the SSPA and the Commencement Date (which amounts will be notified by 14D to VSA in writing prior to the Commencement Date) (together, the Pre-Commencement Amounts). VSA agrees to reimburse 14D on the Commencement Date for 50% of the Pre-Commencement Amounts, such that each Shareholder will thereafter be treated as having contributed 50% of the Pre-Commencement Amounts to the Company by way of Shareholder Loan.

7.3	The FID Development Budget may be amended by Unanimous Resolution of the Board as required, but on the basis that the Shareholders each commit to minimising as much additional external development expenditure as reasonably practicable.

7.4	The Shareholders acknowledge and agree there may be necessary and unforeseen expenditure in relation to the FID Development Activities and/or the FID Development Period (Unforeseen Expenditure). If Unforeseen Expenditure is required:

(a)	each Shareholder will endeavour to obtain approval from the other Shareholder before proceeding with such expenditure, and in that case; or

(b)	in the event prior approval is not possible and the expenditure is reasonable and necessary,

the Unforeseen Expenditure will be paid or reimbursed in the Shareholder Proportions. For the avoidance of doubt, Unforeseen Expenditure includes unforeseen liabilities of the Company which may arise during the FID Development Period in connection with the FID Development Activities and/or in connection with the company secretariat, accounting and administrative functions of the Company.

8.            FID Process

8.1	The Board will be responsible for determining when Stage 1 has become FID Capable. If the Board cannot agree on when Stage 1 has become FID Capable, the issue may be determined by an Expert in accordance with clause 29 of this agreement. Without limiting what may be required for Stage 1 to be FID Capable, the parties agree that completion of the following are essential in order for Stage 1 to be FID Capable:

(a)	a connection agreement being in an agreed form capable of execution between the Company and an ElectraNet entity (and potentially other parties) in relation to Stage 1 of the Project;

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(b)	all material Authorisations required for commencement of construction of Stage 1 have been obtained;

(c)	the technical specifications for the initial stage of Stage 1 have been determined;

(d)	costings for Stage 1 have been obtained, and budgeted capital expenditure and operational expenditure envelopes have been determined.

8.2	On and from the date Stage 1 of the Project becomes FID Capable, each Shareholder must each use its best endeavours to make a Final Investment Decision as soon as practicable and in any event within 90 days (Decision Period). Each Shareholder must notify the other Shareholder of its Final Investment Decision as soon as practicable (and in any event within 24 hours) after it is made.

8.3	During the Decision Period, the Shareholders may agree in writing to delay the Final Investment Decision (Delay Agreement) in which case the Shareholders will proceed in accordance with the terms of the Delay Agreement.

8.4	If a Shareholder has not made and communicated a Final Investment Decision to the other Shareholder by 5pm on the last day of the Decision Period (and there is no Delay Agreement), that party will be deemed to have made a negative Final Investment Decision (ie a decision to not proceed) on the last day of the Decision Period.

9.            FID Outcomes

9.1	If, during the Decision Period, both Shareholders make a positive Final Investment Decision (ie a decision to proceed), the rest of this SC 9 will not apply.

9.2	If, during the Decision Period, both Shareholders make (or are deemed to have made) a negative Final Investment Decision (ie a decision to not proceed), then the following procedure will apply:

(a)	within 5 Business Days of notice of each Shareholder’s Final Investment Decision being notified to the other Shareholder (whichever is the later), the Escalation Representatives of each Shareholder must meet to discuss the Shareholders’ respective decisions, for the purpose of attempting to obtain a unanimous positive Final Investment Decision;

(b)	if, within 10 Business Days of the meeting of the Escalation Representatives, a unanimous positive Final Investment Decision has not been reached, then either Shareholder may offer for sale its Shares at fair market value (subject to complying with SC 11); and

(c)	if, after 6 months from the meeting of the Escalation Representatives, neither Shareholder has sold its Shares and the Shareholders remain unable to reach a unanimous positive Final Investment Decision then 14D will be entitled to make a Buyout Election. If 14D does not do so within the Buyout Period, then VSA will be entitled to make a Buyout Election.

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9.3	If, during the Decision Period, one Shareholder makes a positive Final Investment Decision and the other Shareholder makes (or is deemed to have made) a negative Final Investment Decision, then the following procedure will apply:

(a)	within 5 Business Days of notice of each Shareholder’s Final Investment Decision being notified to the other Shareholder (whichever is the later), the Escalation Representatives of each Shareholder must meet to discuss the Shareholders’ respective decisions, for the purpose of attempting to obtain a unanimous positive Final Investment Decision;

(b)	if, within 10 Business Days of the meeting of the Escalation Representatives, a unanimous positive Final Investment Decision has not been reached, then either Shareholder may offer for sale its Shares at fair market value (subject to complying with SC 11); and

(c)	if, after 6 months from the meeting of the Escalation Representatives, neither Shareholder has sold its Shares and the Shareholders remain unable to reach a unanimous positive Final Investment Decision then the Shareholder who has made a positive Final Investment Decision will be entitled to make a Buyout Election.

10.            Buyout Election

10.1	If a Shareholder (Electing Shareholder) is entitled to make a Buyout Election under these Special Conditions, the Electing Shareholder may, by notice to the other Shareholder (Non-Electing Shareholder) given within the Buyout Period, elect to purchase all of the Non-Electing Shareholder’s Shares in accordance with and on the terms set out in SC 10.2.

10.2	If an Electing Shareholder makes a Buyout Election in accordance with SC 10.1, the Non-Electing Shareholder must sell, and the Electing Shareholder must buy, all of the Non-Electing Shareholder’s Shares, free from Encumbrances, on the following terms:

(a)	completion of the sale will occur within 30 days of the date of the Buyout Election at the registered office of the Company;

(b)	the Electing Shareholder must pay the Non-Electing Shareholder at completion cash consideration of $7,500,000 (GST exclusive);

(c)	the Non-Electing Shareholder must deliver to the Electing Shareholder at completion an executed share transfer form and share certificates (or declarations as to lost certificates);

(d)	the Non-Electing Shareholder must, at completion, forgive, release and discharge any Shareholder Loan owed by the Company to the Non-Electing Shareholder;

(e)	the Shareholders must do all other things reasonably necessary in order to pass control of, and liability for, the Company, its shares, assets and liabilities, to the Electing Shareholder; and

(f)	such other reasonable terms as the Board may determine.

10.3	VSA may elect for its rights (and those of the Guarantor) under SC 12 to survive a Buyout Election made by 14D (and completion of the transaction triggered by that Buyout Election) by paying 14D on completion of that transaction occurring under SC 10.2 (Anniversary Date) $1,000,000 (which amount may be set-off against the amount payable by 14D under SC 10.2(b)), provided that such rights will expire on the date that is 3 years after the Anniversary Date unless VSA or the CSP Project Entity (defined in SC 12.2) has commenced construction of Stage 2 of the Project before that date. If an election is not made by VSA under this SC 10.3, such rights under SC 12 will not survive completion of the Buyout Election transaction.

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10.4	14D may elect for its rights under SC 13 to survive a Buyout Election made by VSA (and completion of the transaction triggered by that Buyout Election) by paying VSA on completion of that transaction occurring under SC 10.2 (Anniversary Date) $1,000,000 (which amount may be set-off against the amount payable by VSA under SC 10.2(b)), provided that such rights will expire on the date that is 3 years after the Anniversary Date unless 14D or the TESS Project Entity (defined in SC 13.2) has commenced construction of Stage 4 of the Project before that date. If an election is not made by 14D under this SC 10.4, such rights under SC 13 will not survive completion of the Buyout Election transaction.

11.            External Transferee

11.1	During the FID Development Period and until completion or expiry of the FID Process, a Disposal of an exiting Shareholder’s Shares, or rights and interest in a Shareholder Loan to an External Transferee (as defined in Schedule 2 of this agreement) is not effective unless and until:

(a)	the Shareholder proposing to Dispose of its Shares has complied with the requirements of Schedule 2 in relation to that Disposal;

(b)	clause 40 of this agreement is complied with in relation to that Disposal;

(c)	the continuing Shareholder provides its consent to the Disposal; and

(d)	the acquirer executes and delivers to the continuing Shareholder and the Company a Deed of Accession (in the form appearing in Annexure A).

11.2	The continuing Shareholder must not withhold or delay its consent to a Disposal under SC 11.1 unless:

(a)	the acquirer is a material competitor of the Business or the continuing Shareholder and the continuing Shareholder (acting reasonably) forms the view that the acquirer’s involvement in the Project will have a material adverse effect on the continuing Shareholder’s interests in relation to the Project; or

(b)	that the continuing Shareholder (acting reasonably) forms the view that the acquirer does not have adequate resources to support the Business to such an extent that the acquirer’s involvement in the Business will have a material adverse effect on the continuing Shareholder’s interests in relation to the Project.

12.            CSP Project

12.1	In this SC:

(a)	Access Terms has the meaning given in SC 12.3;

(b)	CSP Project Entity has the meaning given in SC 12.2; and

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(c)	Project Assets means:

(i)	two weather stations and associated cleaning records;

(ii)	one minute resolution DNI data from 2015 and one second data from 2019;

(iii)	all weather data collected relating to the Site;

(iv)	Site survey reports and underlying data;

(v)	geotechnical reports for the Site and underlying data;

(vi)	heritage reports for the Site and underlying data;

(vii)	grid connection reports for the Site, modelling and underlying data;

(viii)	the Company’s interests (if any) in the following in relation to the Project and/or the Site:

(A)	Tripartite Agreement;

(B)            Project Lease;

(C)            Heritage Agreement;

(D)	Office of Technical Regulator Approval dated 12 March 2021 in relation to BESS and TESS;

(E)            Development Approval (DA 010/V061/17 V3);

(F)            Native Vegetation Clearance Permit; and

(G)            Agreements with ElectraNet entities.

12.2	On and from the Commencement Date, the Company grants VSA (or its wholly-owned subsidiary) (CSP Project Entity) the exclusive right to carry out Stage 2 of the Project on the Site, subject to and in accordance with this SC 12, the Tripartite Agreement and the Project Lease.

12.3	Subject to the CSP Project Entity, VSA (if VSA is not the CSP Project Entity) and the Guarantor entering into an agreement with the Company on terms consistent with this SC 12, the Tripartite Agreement and the Project Lease, and otherwise acceptable to the Company (acting reasonably) (Access Terms), and under which the Guarantor will guarantee the CSP Project Entity’s obligations under the Access Terms, the Company will, to the extent it is within the Company’s reasonable control and the Company is permitted to do so under the Tripartite Agreement and the Project Lease (and the Company must use reasonable endeavours to obtain such permissions at the cost and with the assistance of the CSP Project Entity):

(a)	provide the CSP Project Entity with access to a portion of the Site; and

(b)	provide the CSP Project Entity with access (on a shared use basis) to existing services and infrastructure at or in relation to the Site (including access to the Project Assets),

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to the extent reasonably necessary for the CSP Project Entity to undertake Stage 2 of the Project.

12.4	The Access Terms will provide (amongst other things) for the following key principles:

(a)	except insofar as SC 12.5 applies, the CSP Project Entity will pay the Company for access to the Site, services and infrastructure (including in respect of amount payable under the Tripartite Agreement and the Project Lease) on a pro-rata cost recovery basis, based on the portion of the Site accessed and the extent of use of services and infrastructure;

(b)	such access must not impede or inhibit any Business activities undertaken, or to be undertaken, by the Company at the Site;

(c)	the CSP Project Entity, VSA (if it is not the CSP Project Entity), and the Guarantor will incur all costs and expenses and take all risk (and indemnify the Company and its officers) in relation to the CSP Project Entity’s (and its employees’, agents’ and contractors’) access to the Site, use of services and infrastructure and developing and operating Stage 2 of the Project;

(d)	the CSP Project Entity must comply (and ensure its employees, agents and contractors comply) with the Tripartite Agreement and the Project Lease insofar as they are relevant to their access or operations on or about the Site in in connection with Stage 2 (including in respect of make-good and rehabilitation obligations);

(e)	the CSP Project Entity must not (and must ensure its employees, agents and contractors do not) by act or omission cause the Company to breach the Tripartite Agreement or the Project Lease;

(f)	the CSP Project Entity will derive all economic benefit from (save for the cost recovery payments to the Company), and bear all liability and expenses associated with, Stage 2 in accordance with the Access Terms.

12.5	In respect of any periods, during the period commencing on the Guarantee Start Date (within the meaning of the Tripartite Agreement), when the CSP Project Entity is developing or operating Stage 2 at the Site and the Company is not developing or operating any part of the Project at the Site, the CSP Project Entity will pay the Company for access to the Site, services and infrastructure (including in respect of amounts payable under the Tripartite Agreement and the Project Lease) on a cost recovery basis, based on access to the entire Site and use of the services and infrastructure used by the CSP Project Entity.

12.6	In circumstances where SC 12.5 applies but the TESS Project Entity (under SC 13) is also developing or operating Stage 4 of the Project at the Site, the cost recovery payments to the Company will be apportioned between the CSP Project Entity and the TESS Project Entity on a fair and reasonable basis having regard to the extent of access and use

12.7	Disputes about the form of the agreement comprising the Access Terms, or about the determination of cost recovery payments under the Access Terms, may be determined by an Expert in accordance with clause 29 of this agreement (with necessary changes).

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12.8	Without limiting any other rights or remedies available (whether under this agreement or otherwise), the rights of VSA and the CSP Project Entity under this SC 12 and the Access Terms will:

(a)	be suspended if VSA is in material unremedied breach under a Transaction Document after the Company or 14D having provided VSA with notice of that breach and 45 days in which to remedy it; and

(b)	immediately cease if a Trigger Event occurs in respect of VSA.

13.            TESS Project

13.1	In this SC:

(a)	Access Terms has the meaning given in SC 13.3;

(b)	TESS Project Entity has the meaning given in SC 13.2; and

(c)	Project Assets means:

(i)	Site survey reports and underlying data;

(ii)	geotechnical reports for the Site and underlying data;

(iii)	heritage reports for the Site and underlying data;

(iv)	grid connection reports for the Site, modelling and underlying data;

(v)	the Company’s interests (if any) in the following in relation to the Project and/or the Site:

(A)	Tripartite Agreement;

(B)	Project Lease;

(C)	Heritage Agreement;

(D)	Office of Technical Regulator Approval dated 12 March 2021 in relation to BESS and TESS;

(E)	Development Approval (DA 010/V061/17 V3);

(F)	Native Vegetation Clearance Permit; and

(G)	Agreements with ElectraNet entities.

13.2	On and from the Commencement Date, the Company grants 14D (or its wholly-owned subsidiary) (TESS Project Entity) the exclusive right to carry out Stage 4 of the Project on the Site, subject to and in accordance with this SC 13, the Tripartite Agreement and the Project Lease.

13.3	Subject to the TESS Project Entity and 14D (if 14D is not the TESS Project Entity) entering into an agreement with the Company on terms consistent with this SC 13, the Tripartite Agreement and the Project Lease, and otherwise acceptable to the Company (acting reasonably) (Access Terms), and under which 14D will guarantee the TESS Project Entity’s obligations under the Access Terms, the Company will, to the extent it is within the Company’s reasonable control and the Company is permitted to do so under the Tripartite Agreement and the Project Lease (and the Company must use reasonable endeavours to obtain such permissions at the cost and with the assistance of the TESS Project Entity):

(a)	provide the TESS Project Entity with access to a portion of the Site; and

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(b)	provide the TESS Project Entity with access (on a shared use basis) to existing services and infrastructure at or in relation to the Site (including access to the Project Assets), to the extent reasonably necessary for the TESS Project Entity to undertake Stage 4 of the Project.

13.4	The Access Terms will provide (amongst other things) for the following key principles:

(a)	except insofar as SC 13.5 applies, the TESS Project Entity will pay the Company for access to the Site, services and infrastructure (including in respect of amount payable under the Tripartite Agreement and the Project Lease) on a pro-rata cost recovery basis, based on the portion of the Site accessed and the extent of use of services and infrastructure;

(b)	such access must not impede or inhibit any Business activities undertaken, or to be undertaken, by the Company at the Site;

(c)	the TESS Project Entity and 14D (if 14D is not the TESS Project Entity) will incur all costs and expenses and take all risk (and indemnify the Company and its officers) in relation to the TESS Project Entity’s (and its employees’, agents’ and contractors’) access to the Site, use of services and infrastructure and developing and operating Stage 4 of the Project;

(d)	the TESS Project Entity must comply (and ensure its employees, agents and contractors comply) with the Tripartite Agreement and the Project Lease insofar as they are relevant to their access or operations on or about the Site in in connection with Stage 4 (including in respect of make-good and rehabilitation obligations);

(e)	the TESS Project Entity must not (and must ensure its employees, agents and contractors do not) by act or omission cause the Company to breach the Tripartite Agreement or the Project Lease;

(f)	the TESS Project Entity will derive all economic benefit from (save for the cost recovery payments to the Company), and bear all liability and expenses associated with, Stage 4 in accordance with the Access Terms.

13.5	In respect of any periods, during the period commencing on the Guarantee Start Date (within the meaning of the Tripartite Agreement), when the TESS Project Entity is developing or operating Stage 4 at the Site and the Company is not developing or operating any part of the Project at the Site, the TESS Project Entity will pay the Company for access to the Site, services and infrastructure (including in respect of amounts payable under the Tripartite Agreement and the Project Lease) on a cost recovery basis, based on access to the entire Site and use of the services and infrastructure used by the TESS Project Entity.

13.6	In circumstances where SC 13.5 applies but the CSP Project Entity (under SC 12) is also developing or operating Stage 2 of the Project at the Site, the cost recovery payments to the Company will be apportioned between the CSP Project Entity and the TESS Project Entity on a fair and reasonable basis having regard to the extent of access and use.

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13.7	Disputes about the form of the agreement comprising the Access Terms, or about the determination of cost recovery payments under the Access Terms, may be determined by an Expert in accordance with clause 29 of this agreement (with necessary changes).

13.8	Without limiting any other rights or remedies available (whether under this agreement or otherwise), the rights of 14D and the TESS Project Entity under this SC 13 and the Access Terms will:

(a)	be suspended if 14D is in material unremedied breach under a Transaction Document after the Company or VSA having provided 14D with notice of that breach and 45 days in which to remedy it; and

(b)	immediately cease if a Trigger Event occurs in respect of 14D.

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Appendix A - FID Development Budget

The table below is a draft estimated development budget as at the Commencement Date that both Shareholders currently estimate will be required for the FID Development Period.

The Shareholders acknowledge and agree the line items highlighted grey in the table below are costs the Shareholders anticipate incurring after the Final Investment Decision and will not be incurred during the FID Development Period.

Service	Provider	Budget

Finance and Commercial Secure finance and partners, ready to commence construction work		$230,000
Funding/financial advisory	Consultants, legals	$150,000
Grant application advisory	Consultants	$50,000
Travel/meetings/BD		$15,000
Modelling software		$15,000
BD / Commercial Manager	14D / VSA FTE = 0.5	In-kind
Engineering Complete basic design of Aurora BESS		$292,979
Owners engineer	Emanden	$102,979
GPS Modelling	AECOM	$180,000
Miscellaneous	Various	$10,000
Grid Connection Obtain approved TCA and OzMinerals-Electranet agreements, confirming grid access		$823,602
Pre-TCA services	Electranet	$450,082
Connection fees	AEMO	$130,000
Registration fees	AEMO	$86,520
TCA negotiation	Legals	$24,000
Registration fees	ESCOSA	$1,000
Grid Connection manager	VICE Engineering (Antoine Le Ray)	$132,000
Approvals All regulatory and government approvals in place, for construction to commence		$91,000
Heritage Survey update	BDAC	$25,000
Heritage - changes negotiation	Legals	$20,000
Heritage Advisor + legal	BDAC	$20,000
Land use approvals (land lease, project lease)	Legals	$10,000
Native vegetation clearance - variation negotiation	Legals	$10,000
Native vegetation clearance - survey update	EBS Ecology	$3,000
ARTC Railway Crossing Application Fee	ARTC/DPTI	$3,000
Approvals Coordinator	14D / VSA FTE = 0.1	In-kind
EPC Contracts in place with key equipment and construction partners, ready for construction to commence		$65,000
EPC negotiation	Legals	$65,000
Site Works Continue collection of high quality solar data for PV + CSP		$32,680
Solar resource monitoring O&M	Michael Foote	$22,680
Solar resource monitoring O&M	Bilril estates	$10,000
Other Project management, administration and miscellaneous		$348,300
Lease payments	Buckleboo nominees	$110,000
Contingency		$100,000
Marketing		$73,300
Stakeholder engagement/BD		$50,000
Insurance		$15,000
Project Director	14D / VSA FTE = 0.6	In-kind
Project Manager	14D / VSA FTE = 0.5	In-kind
Total		$1,883,561

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Appendix B - FID Activity Matrix

The table below is a draft matrix setting out known development activities at the Commencement Date. These are subject to further review and change as agreed by the Board.

The estimated timeframes for undertaking these activities have been colour-coded according to the following system:

•	Green - activities to be undertaken during the FID Development Period;

•	Yellow - other activities to be undertaken before Financial Investment Decision (‘Pre-FID’);

•	Red - activities to be undertaken after Financial Investment Decision during the construction phase.

Task	Current Status	Timeframe	Commentary
Strategy, Regulation and Stakeholders
Development strategy	In Progress	First 30 days
Regulatory Settings	In Progress	First 60 days
Policy Environment	In Progress	First 60 days
Market Participants	In Progress	First 60 days	Outlook on battery access to market
Stakeholder framework	In Progress	First 30 days
Company communications	In Progress	First 30 days
Development Agreement	In Progress	First 30 days
Commercial arrangement with OzMinerals & Electranet for connection	In Progress	During Development Period
Stakeholder engagement	In Progress	During Development Period	To be determined on individual stakeholder requirements, e.g. government etc.
Project marketing, branding & communications	Not Started	During Development Period	Unified approach to market on the project
Legal	In Progress	First 30 days	Essentially a sub-set or supporting of other activities

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Task	Current Status	Timeframe	Commentary
Origination, businesss development and commercial management of project
Site Origination	Complete
Land agreements (incl. project lease & tripartite agreement)	In Progress	During Development Period	Tripartite agreement awaiting final signoff from SA Govt
Site surveys & geotechnical studies	Complete
Permits and licensing	In Progress	Pre-FID	EPA licence ARTC rail crossing license Building rules consent Final DA design sign off Road dilapidation studies Transport Studies Clearing Permit Native Veg offset
ESCOSA generation licence	Not Started	Pre-FID
AEMO generator registration	Not Started	Pre-FID
Heritage agreement	In Progress	Pre-FID	Ongoing requirement for stakeholder management Possibility for future re-surveying
Development approval	Complete
Market Scan and Offtaker Potential	Not Started	Pre-FID
Market Assessment - cost competitiveness / available opportunity	Not Started	Pre-FID	Ongoing iteration based on market intel, capex & opex, etc.
EPC Tender process management	In Progress	During Development Period	Emanden have discussed contracting strategy with 14D
Bidding or contracting strategy	In Progress	During Development Period
Secure offtake agreements	Not Started	Pre-FID	14D to provide support and contacts
Transmission Connection agreement application	In Progress	Pre-FID	14D have put in connection enquiry to start process
HSE	Not Started	Pre-FID
BESS operations strategy (incl. data management & flows)	Not Started	First 30 days
O&M approach	Not Started	First 30 days
IT management & cybersecurity	Not Started	First 30 days

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Task	Current Status	Timeframe	Commentary
Commercial Management (pre-FID)	Not Started	Pre-FID	Budget management
Commercial Management (post-FID)	Not Started	After Project FID
Finance (ownership structures, SPV)	In Progress	First 30 days
Tax, insurance & accounting	Not Started	During Development Period
Financial modelling	Not Started	Pre-FID
Share Agreement	Not Started	During Development Period
Engineering
Plant conceptual design	Complete	Pre-FID
Transmission Connection Agreement incl GPS Study	Not Started	Pre-FID	Including ElectraNet and AEMO co-ordination
Key equipment selection	In Progress	Pre-FID
Civil Design	In Progress	Pre-FID	Emanden has undertaken geotechnical assessment, done high level site assessments for going to EPC tender EPC contractor to undertake detailed work
Instrumental engineering and supervision systems	In Progress	Pre-FID	Emanden undertaken sufficient concept-level designs for going to EPC tender EPC contractor to undertake detailed work
Electrical and mechanical design	In Progress	Pre-FID	Emanden undertaken sufficient concept-level designs for going to EPC tender EPC contractor to undertake detailed work
Environmental engineering	In Progress	Pre-FID
Social & heritage	In Progress	Pre-FID	Ongoing heritage assessment & compliance
Capital estimating, supplier technical offer evaluation	In Progress	Pre-FID

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Task	Current Status	Timeframe	Commentary
Bill-of-materials (BOM)	Not Started	Pre-FID
Substations	Not Started	Pre-FID	Go to market on Electranet’s 3 work packages of substation scope & GPS
Project documentation archives	Not Started	Pre-FID	Shared file structure & access for ongoing project documents & collaboration
Project and contract Management of EPC’s, Component suppliers, construction contractors
Project budgeting and planning, cost control and progress tracking	Not Started	Pre-FID
EPC quilt (strategy) and contracting, contract award and kick-off	Not Started	Pre-FID	Legal EPC and O&M Contract drafting and commercial negotiation support (eg External) EPC and O&M review and negotiation commercial/legal and technical
Contract and order management	Not Started	Pre-FID	Project office / project manager tasks to manage process
Expediting and logisitics follow up	Not Started	Pre-FID
Quality control	Not Started	Pre-FID
Claims prevention and response	Not Started	Pre-FID
Risk management	Not Started	Pre-FID
HSE	Not Started	Pre-FID
Support to construction team during construction phase	Not Started	Pre-FID
QA/QC for construction design and field review when installed	Not Started	Pre-FID
Construction Approvals	Not Started	Pre-FID

To cover DA requirements, incl:

* Developer agreement for roadworks

* Wastewater and evaporation pond management plan

* Construction, Environmental Management Plan

* Fire and Emergency Management Plan

* Operational Environmental Management Plan

* Draft Decommissioning Environmental Management Plan

* Building work certification by private certifier

* EPA

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Task	Current Status	Timeframe	Commentary
Construction and Handover to O&M
Site coordination and supervision	Not Started	After Project FID
Civil works activities execution monitoring	Not Started	After Project FID
Factory acceptance testing (FAT)	Not Started	After Project FID
Site construction progress monitoring	Not Started	After Project FID
Materials receiving and quality check	Not Started	After Project FID
Warehouse Management	Not Started	After Project FID
Material installation	Not Started	After Project FID
Grid interconnection management	Not Started	After Project FID
Construction plant sustainability	Not Started	After Project FID
Health and safety monitoring	Not Started	After Project FID
Instrumentals and supervision installation	Not Started	After Project FID
Plant commissioning and start-up activities	Not Started	After Project FID
Site acceptance testing (SAT)	Not Started	After Project FID
R2 Testing	Not Started	After Project FID
Handover to O&M	Not Started	After Project FID
As-built design	Not Started	After Project FID

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